Exhibit 10.4

THIS AGREEMENT made as of this Twenty-eighth day of May, A.D. 1959.

BETWEEN:

CANADA SOUTHERN PETROLEUM LTD.

- and –

MAGELLAN PETROLEUM CORPORATION

- and –

OIL INVESTMENTS, INC.

- and –

HOME OIL COMPANY LIMITED

- and –

KERN COUNTY LAND COMPANY

- and –

ALMINEX LIMITED

- and –

UNITED OILS, LIMITED

- and –

SIGNAL OIL AND GAS COMPANY

Table of Contents

Agreement dated as of May 28, 1959.

	Article	Page
Definitions	I	2

Assignment	II	3

Payment and Exploratory Program	III	4

Option	IV	5

Division of Lands	V	7

Information to be Delivered to Home	VI	8

Incorporation of Operating Procedure	VII	8

SCHEDULE “A”

Description of Lands

SCHEDULE “B” – Operating Procedure
	Clause	Page
Definitions	A	1

Status of Manager Operator	B	2

Change of Manager Operator	C	3

Meetings	D	4

Budet	E	4

Duties of the Manager Operator	F	5

Rights of Joint Operators	G	5

Competitive Operating Basis	H	6

Insurance	I	7

Advances	J	8

Lien	K	8

Division of Production	L	9

Obligatory Operations	M	9

Independent Operations	N	10

Selection of Leases	O	12

Surrender	P	12

Assignment	Q	13

Assignments Among Parties	R	13

Relationship of Parties	S	13

Liability of Manager Operator	T	14

Force Majeure	U	14

Waiver	V	14

Conflict with Laws	W	15

Notices	X	15

Further Assurances	Y	16

Entire Agreement	Z	16

Division of Expenses	AA	16

Term	BB	17

Interpretation	CC	17

SCHEDULE “C” – Accounting Procedure		19

THIS AGREEMENT made as of this Twenty-eighth day of

May, A.D. 1959.

BETWEEN:

CANADA SOUTHERN PETROLEUM LTD.,
A corporation incorporated under the laws
of Canada (hereinafter referred to as
“Canada Southern”)

- and –

MAGELLAN PETROLEUM CORPORATION
a Panama Corporation (hereinafter referred
to as “Magellan”)

- and –

OIL INVESTMENTS, INC., a Panama corporation
(hereinafter referred to as “Oil Investments”)

(which aforesaid three corporations are hereinafter
collectively referred to as “C-M-O” and individually
as a member of the C-M-O group)

- and –

HOME OIL COMPANY LIMITED, a corporation
incorporated under the laws of Canada,
(hereinafter referred to as “Home”)

- and –

KERN COUNTY LAND COMPANY, a company
incorporated under the laws of California
(hereinafter referred to as “Kern”)

- and –

ALMINEX LIMITED, a company incorporated
under the laws of Canada (hereinafter referred
to as “Alminex”)

- and –

UNITED OILS, LIMITED, a corporation
incorporated under the laws of Canada
(hereinafter referred to as “United”)

- and –

SIGNAL OIL AND CAS COMPANY, a company
incorporated under the laws of Delaware (hereinafter referred to as “Signal”)

(the said Home, Kern County, Alminex, United and Signal
being hereinafter collectively referred to as “H-S” and
individually as a member of the H-S group)

WHEREAS C-M-O own jointly certain oil and gas permits in the Northwest Territories and the Yukon Territory, Canada, described in Schedule “A” hereto; and

WHEREAS H-S and C-M-O are desirous that H-S acquire one-half of C-M-O’s ownership in certain areas covered by those permits.

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

ARTICLE I

Definitions

As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

1.1	“Properties” shall mean the lands described in Schedule “A” hereto other than the optioned lands.

1.2	“Execution of this Agreement” shall mean the date when it has been signed by all the parties thereto.

1.3	“First Drilling Season” shall mean the winter season of 1959-1960.

1.4	“Known producing horizons” shall mean all known producing horizons down to and including the Devonian.

1.5
“North Petitot” shall mean the known seismic structure which has been heretofore mapped by Canada Southern and submitted to H-S under all or portions of Permits Numbers 1136, 1137, 2301, 2713, 2302, 1134, 1154, 1153 and 1152.

1.6	“Discovery well” shall mean a well which establishes production in a new reservoir.

1.7	“Exploratory well” shall mean an exploratory well as defined in the Operating Procedure.

1.8	“Delineation or development wells” shall mean any and all wells (whether dry or not) which are not discovery wells.

1.9
“Net acre acquirable” shall mean one-half the amount of acreage which may be securable in gas license or oil and/or gas lease form from the Dominion Government, recognizing that the Owners of the North halves of Permits Numbers 137 and 2301 are entitled to one-half of the total acreage acquirable under the said Permits in the absence of agreement to the contrary.

1.10	“Dollars” shall mean Canadian Dollars.

ARTICLE II

2.1           C-M-O hereby transfers, assigns and vests in the members of the H-S group the undivided interests set out hereunder in and to the oil and gas permits described in Schedule “A” except for the South one-half of Permits Numbers 1137 and 2301 comprising 31,966 acres, and subject to the payment of Fifty (50%) percent of the royalties described in Schedule “A”

To Home	12-1/2%

To Kern	5%

To Alminex	5%

To United	2-1/2%

To Signal	25%

2.2           Home shall thereafter become the Manager Operator of the properties in accordance with the terms of the Operating Procedure hereto attached and marked as Schedule “B” except as hereinafter otherwise provided.

2.3           C-M-O agree they will deliver to Messrs. Gowling, MacTavish, Osborne & Henderson registrable transfers of the said Permits in form sufficient to enable Messrs. Gowling, MacTavish, Osborne & Henderson to have such Permits registered with the Chief of the Mining and Lands Division of the Northern Administration and Lands Branch of the Department of Northern Affairs and Natural Resources, Ottawa, Canada, in the following undivided interests:

Canada Southern	50%

Signal	25%

Home	20%

Kern County	5%

it being understood that Canada Southern shall hold the interests of Magellan and Oil Investments in trust and that Home shall hold the interests of Alminex and United in trust.

2.4           The parties hereto agree that the monies to be paid pursuant to Article 3.1(A)(a) shall be paid by certified cheques delivered to Messrs. Gowling, MacTavish, Osborne & Henderson, 88 Metcalfe Street, Ottawa, Canada, to be held by Messrs. Gowling, MacTavish, Osborne & Henderson until such time as the said Permits with the assignments thereof had been delivered to the said Chief and registered in the said Department and thereupon the said cheques shall be delivered to C-M-O.

2.5           C-M-O hereby agree that the said Permits are in good standing, that they have good title to the said Permits and good right, full power and absolute authority (except for the consent of the said Chief) to transfer the said Permits as herein provided, and that the properties are free and clear of any claims, liens or encumbrances except the royalties described in Schedule “A”.

ARTICLE III

3.1           H-S shall pay C-M-O for the interests acquired hereunder the following considerations:

(A)	In cash not chargeable to or recoupable from C-M-O:

(a)	Upon the execution of this Agreement, $1,500,000 in accordance with the provisions of Article 2.4 above.

(b)	One year after the execution of this Agreement $666,666.

(c)	Two years after the execution of this Agreement $666,667.

(d)	Three years after the execution of this Agreement $666,667.

(B)	In work not chargeable or recoupable from C-M-O:

(a)
H-S shall commence in 1959 a program of exploration on the properties or on the optioned acreage which shall include the drilling of a minimum of five exploratory wells, irrespective of cost, to at least a depth to test the known producing horizons, or igneous or other impenetrable formations, or a depth of 12,000 feet, whichever is the least, of which at least one such well shall be drilled into the Pre Cambrian and one such well shall be located on the Western block of the properties, consisting of Permits Nos. 1006, 1007, 1132, 1133 and 135.  The first such exploratory well shall be located on the North Petito structure and shall be drilled during the first drilling season and one well may be on the optioned acreage but such well shall not be in lieu of the well required to be drilled on the North Petito structure.

(b)
In the event the total cost of the exploratory program described in (a) above should be less than $3,000,000, then H-S are obligated to spend the difference between such total cost and $3,000,000 in exploration and development work on the properties and costs incidental or ancillary thereto.

(c)	The work and expenditures described in (a) and (b) above shall be completed within five years from the date of the execution of this Agreement.

(d)
H-S will be obligated to reconvey the properties to C-M-O in the event they should fail to meet the obligations described in this paragraph (B).  Such reconveyance shall not serve in any way to constitute partial or liquidated damages or to cancel any obligation undertaken by H-S under the terms of this Agreement.

(C)
Subsequent to the completion of both (A) and (B) above, H-S shall permit C-M-O to enjoy the following preferential position with respect to further work done on the properties so long as the work is performed prior to the time when any particular or potential oil or gas field is producing into a trunk pipe line or in the case of oil, prior to the time oil moves to market in quantities that permit C-M-O to finance its share of further reasonable development pursuant to normal commercial banking arrangements.

(1)
Should H-S drill, deepen or complete a discovery well in accordance with the provisions of Clause N of the Operating Procedure, in the cast of which C-M-O does not participate, the rights of H-S to recoup therefrom under the terms of Clause N of the Operating Procedure shall be limited to 300%;  that is, H-S may recoup from C-M-O’s interest in such discovery well three times what would have been C-M-O’s cost of participating in the said well.

(2)
Should H-S drill, deepen or complete a delineation or development well in accordance with the provisions of Clause N of the Operating Procedure, in the cost of which C-M-O does not participate, the rights of H-S to recoup therefrom under the terms of Clause N of the Operating Procedure shall be limited to 105%; that is, H-S may recoup from C-M-O’s interest in such delineation or development well 100% of what would have been C-M-O’s cost of participating in the said well plus 5%.

(D)	H-S will assure the earliest feasible development and marketing of oil and/or gas found on the properties.

ARTICLE IV

4.1           H-S shall have an exclusive option to buy from C-M-O, for the price and during the period hereinafter stated, an undivided one-half interest in and to the South one-half of Permits Numbers 1137 and 2301 comprising approximately 31,966 acres, subject to the payment of 50% of the royalty described in Schedule “A”.  If, as and when the option is exercised, the optioned acreage will thereafter become subject to this Agreement as a part of the properties as defined.  No amounts paid, in connection with the option as hereinafter provided, shall be chargeable to or recoupable from C-M-O.

4.2           The prices at which and periods within which the option may be exercised are as follows:

Before August 1, 1960, $400 per net acre acquirable;

Before August 1, 1961, $600 per net acre acquirable;

Before August 1, 1962, $800 per net acre acquirable;

Before August 1, 1963, $1,000 per net acre acquirable.

4.3           Payment shall be made upon exercise of the option in accordance with the then existing law or regulations governing oil and gas permits in the Northwest Territories.  In the event that modification of the law or regulations subsequent to the exercise of the option permits greater acreage acquirement by the permittees within the boundary of the optioned acreage then H-S may elect to purchase a 50% interest in such additional acquirable acreage and additional payment shall promptly be made accordingly determined by the price pertaining when the original option was exercised.

4.4           Once payment has been made for acquirable oil and/or gas rights under any surface acre and if other oil or gas rights are acquirable under the same surface acre, no additional payment shall be required to be made to C-M-O for such other rights under such surface acre.

4.5           Prior to the exercise of the option or its expiration C-M-O will give H-S thirty (30) days’ prior written notice of any well to be drilled on the optioned acreage.  H-S may participate 50% with C-M-O in the cost of drilling any such well or wells on the optioned acreage.  Failure to participate, however, will serve to terminate the option unless within thirty (30) days H-S agrees to drill and does thereafter diligently commence and drill a well thereon to the known producing horizons or to igneous or other impenetrable formations or to a depth of 12,000 feet, whichever is the least.

4.6           Prior to the exercise of the option or its expiration, H-S may have access to the area under option and any information in C-M-O’s possession pertaining thereto.  H-S may, upon prior written notice, commence and drill and exploratory test well on the option area at the sole cost and expense of H-S, none of which shall be chargeable to or recoupable from C-M-O.

4.7           Any well drilled under the provisions of Clauses 4.5 or 4.6 above shall, after its completion, be operated by the then operator of the optioned acreage.

4.8           Prior to the expiration of the option described in Article IV, neither C-M-O nor H-S shall make application for oil and/or gas leases and/or licenses under any permit which includes any part of the optioned acreage except by mutual agreement, provided that, if during this period, any rules or regulations governing oil and gas in the Northwest Territories shall require or render it advantageous to apply for oil and/or gas leases and/or licenses on any of the optioned acreage, then C-M-O and H-S shall meet promptly for the purpose of agreeing upon such application.  Consent by H-S to the areas to be covered by such application with respect to any permit which includes any part of the optioned acreage shall not be unreasonably withheld.

4.9           Any exploratory well drilled by H-S under this Article IV shall be considered one of the wells required to be drilled under Article III and the cost of any well drilled by H-S whether exploratory ro not, and the cost of any well in which H-S participates on the optioned lands shall be considered part of the expenditures required to be made under Article 3.1(B)(b).

4.10           Participation in a well or any work done on the optioned lands shall not be deemed an exercise of the option by H-S.

ARTICLE V

5.1           At any time after a period of five (5) years following the execution of this Agreement, C-M-O shall have the right to call for a division of all or any of the areas which have gone to lease or license and which are jointly owned by H-S and C-M-O and the termination of this Agreement to the extent that it affects the areas to be subdivided.  The subdivision shall in no case affect the obligation of H-S to assure the earliest feasible marketing of oil or gas found on the areas jointly owned by H-S and C-M-O, including those which may become subdivided.  The procedure for such division of said area or areas and the termination of such agreement shall be as follows:

C-M-O shall advise H-S in writing of its desire.

Upon receipt of this notice there shall ensue a period of thirty (30) days within which the parties shall endeavor by agreement to work out a division of the area or areas.

If by the expiration of the said thirty (30) days no agreement has been reached, C-M-O may within fifteen (15) days thereafter prepare and present to H-S a division into two parts of all areas to be divided and other assets jointly owned in connection therewith under this Agreement.  Such plan of division shall be in a checkerboard pattern in which the unites shall be a maximum size calculated to avoid forcible unitization if possible and a minimum of one section except in the case of lands producing oil the maximum shall be a maximum size calculated to avoid forcible unitization if possible and a minimum of one-quarter section.  H-S shall have a period of thirty (30) days from receipt of the proposed division to elect which of the two parts it desires to receive.  If H-S does not make its election within the said thirty (30) days by notice in writing to C-M-O, the latter shall, within ten (10) days thereafter, elect which of the two parts it desires and so notify H-S.

5.2           At all times mentioned in this Article existing contracts between the parties shall remain in full force and effect and normal operations thereunder shall continue.  Thirty (30) days after the final election is made by either party in accordance with the above established procedure, all existing contracts shall terminate with respect to the divided properties except as provided in this Article.  All joint operations in respect of the divided properties shall then cease and all obligations except the liquidation of current accounts of either party to the other and obligations to third parties shall be at an end except as provided in this Article but during such final thirty (30) days and thereafter the parties will individually and together take whatever action is necessary to conserve the area or areas and assets jointly owned by H-S and C-M-O and to expedite final transfer of titles and liquidation of any accounts and other matters pending as of the date of the termination.

ARTICLE VI

6.1           C-M-O shall promptly deliver to Home, C-M-O’s files or copies thereof relating to the areas covered by this Agreement, retaining copies thereof for C-M-O’s own use.  C-M-O shall give to Home original or duplicate copies of all data obtained by C-M-O or available to C-M-O with respect to the geology of the areas covered by this Agreement and all other information which C-M-O may have on hand or is presently entitled to acquire with respect to exploration and development of the areas covered by this Agreement.

ARTICLE VII

Incorporation of Operating Procedure

7.1           The parties agree that the provisions contained in the Operating Procedure attached hereto as Schedule “B” shall apply to the same extent and in the same manner as though such provisions were contained in this Agreement.  Where there is any conflict between the provisions of this Agreement and the Operating Procedure or the Accounting Procedure the provisions of this Agreement shall prevail and in the case of any conflict between the Operating Procedure and the Accounting Procedure the provisions of the Operating Procedure shall prevail.

IN WITNESS WHEREOF the parties hereto have executed this Agreement this Twenty-fourth day of June, 1959.

CANADA SOUTHERN PETROLEUM LTD.

Per:	“John W. Buckley”
President

Per:	"M.A. Reasoner”
Vice-President

MAGELLAN PETROLEUM CORPORATION

Per:	“John W. Buckley”
Vice-President

Per:	“C. Dean Reasoner”
Assistant Secretary

OIL INVESTMENTS, INC.

Per:	“John W. Buckley”
Vice-President

Per:	“C. Dean Reasoner”
Assistant Secretary

HOME OIL COMPANY LIMITED

Per:	“Alex Clark”
Vice-President

Per:	“J.W. Hamilton”
Assistant Secretary

KERN COUNTY LAND COMPANY

Per:	“John H. Matkin”
Vice-President

Per:	“James A. Walker”
Assistant Secretary

ALIMINEX LIMITED

Per:	“J. B. Webb”
V. Pres.

Per:	“P. H. Powers”
A/Sec. Treas.

UNITED OILS, LIMITED

Per:	“Robert W. Campbell"
Director

Per:	“J. W. Hamilton”
Assistant Secretary

SIGNAL OIL AND GAS COMPANY

Per:	“J. Howard Marshall”
Vice-President

Per:	“J. K. Wootan”
Director

THIS IS SCHEDULE “A” TO AN AGREEMENT MADE AS OF MAY 28, 1959,
BETWEEN CANADA SOUTHERN PETROLEUM LTD., MAGELLAN PETROLEUM
CORPORATION, OIL INVESTMENTS, INC., HOME OIL COMPANY LIMITED,
KERN COUNTY LAND COMPANY, ALIMINEX LIMITED, UNITED OILS LIMITED,
SIGNAL OIL AND GAS COMPANY.

PERMIT NO.	AREAS DESCRIBED IN PERMIT	DATE OF PERMIT
1132
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-three thousand two hundred and twelve acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-three degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-three degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-three degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-three degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
April 29, 1957

1133
The whole of that parcel in the Mackenzie Mining District, in the Northwest Territories said parcel being more particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-three degrees thirty minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-three degrees forty-five minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-three degrees forty-five minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-three degrees thirty minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.

Saving and excepting thereout and therefrom said parcel all that part lying within the limits of Petroleum and Natural Gas Permit numbered four hundred and seventy-nine, the remainder containing fifty-eight thousand and sixty-eight acres, more or less; also excepting any part thereof which may be affected by the rights of other persons acquired through prior staking.
April 29, 1957

1134
The south half of that parcel in the Mackenzie Mining District, in the Northwest Territories, said parcel being more particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.

Saving and excepting thereout and therefrom said parcel all that part lying within the limits of Petroleum and Natural Gas Permit numbered two hundred and ninety-nine, the remainder containing twenty-five thousand two hundred and seventy-nine acres, more or less; also excepting any part thereof which may be affected by the rights of other persons acquired through prior staking.
April 29, 1957

1135
The whole of that parcel in the Mackenzie Mining District, in the Northwest Territories, said parcel being more particularly described as follows:

Commencing at a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-three degrees thirty minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-three degrees forty-five minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees no minutes no seconds and longitude one hundred and twenty-three degrees forty-five minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees no minutes no seconds and longitude one hundred and twenty-three degrees thirty minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.

Saving and excepting thereout and therefrom said parcel all that part lying within the limits of Petroleum and Natural Gas Permit numbered four hundred and seventy-nine, the remainder containing thirty thousand six hundred and seventy acres, more or less; also excepting any part thereof which may be affected by the rights of other persons acquired through prior staking.
April 29, 1957

1136 “J.W.B.” “J.W.” “J.B.W.” “P.H.P.” “C.D.R.” “M.A.R.” “R.W.C.” “J.A.W.” “J.W.H.”
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-three thousand eight hundred and fifty-four acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees forty-five minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees no minutes no seconds and longitude one hundred and twenty-two degrees forty-five minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees no minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
April 29, 1957

1137
The whole of that parcel in the Mackenzie Mining District, in the Northwest Territories, said parcel being more particularly described as follows:

Commencing at a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees no minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees no minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.

Saving and excepting thereout and therefrom said parcel all that part lying within the limits of Petroleum and Natural Gas Permit numbered two hundred and ninety-nine, the remainder containing forty-one thousand seven hundred and seventy-four acres, more or less; also excepting any part thereof which may be affected by the rights of other persons acquired through prior staking.
April 29, 1957

2301
All that portion of the grid area designated 60º10’, 122º15’, said portion lying within the limits of surrendered Petroleum and Natural Gas Permit numbered two hundred and ninety-nine, in the Mackenzie Mining District, in the Northwest Territories, said portion containing twenty-two thousand and eighty acres, more or less, saving and excepting thereout and therefrom any part of said permit which may be affected by the rights of other persons acquired through prior staking
September 18, 1958

2302
All that portion of the south half of the grid area designated 60º20’, 122º15’, said portion lying within the limits of surrendered Petroleum and Natural Gas Permit numbered two hundred and ninety-nine, in the Mackenzie Mining District, in the Northwest Territories, said portion containing six thousand five hundred and twenty-eight acres, more or less, saving and excepting thereout and therefrom any part of said permit which may be affected by the rights of other persons acquired through prior staking
September 18, 1958

2713
A rectilinear quadrilateral in the Mackenzie Mining District, in the Northwest Territories, the whole of the grid area designated 60º10’, 122º00’, containing approximately 63,854 acres for a period of three years from the date hereof, subject ot the Territorial Oil and Gas Regulations.
March 9, 1959

1006
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty one thousand eight hundred and seven acres, more or less, lying to the south of a right line joining the mid points of the easterly and westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-three degrees forty-five minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-four degrees no minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-four degrees no minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-three degrees forty-five minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
June 14, 1956

1007
All that certain tract of land in the Whitehorse Mining District, in the Yukon Territory, and in the Mackenzie Mining District in the Northwest Territories containing thirty one thousand eight hundred and eighty-eight acres, more or less, lying to the north of a right line joining the mid points of the easterly and westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-four degrees no minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-four degrees fifteen minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees no minutes no seconds and longitude one hundred and twenty-four degrees fifteen minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees no minutes no seconds and longitude one hundred and twenty-four degrees no minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
June 14, 1956

1173
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand five hundred and sixty-six acres, more or less, lying to the north of a right line joining the mid points of the easterly and westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23, 1957

1174
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand five hundred and sixty-six acres, more or less, lying to the north of a right line joining the mid points of the easterly and westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees no minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees no minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23, 1957

1175
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-two thousand eight hundred and ninety acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23, 1957

1176
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-two thousand five hundred and sixty-eight acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23, 1957

1177
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-two thousand five hundred and sixty-eight acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23, 1957

1178
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-two thousand five hundred and sixty-eight acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-two degrees no minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-two degrees no minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-two degrees forty-five minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23, 1957

1179
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-two thousand two hundred and forty-four acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty-one degrees no minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty-one degrees no minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23, 1957

1180
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-two thousand two hundred and forty-four acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty-one degrees no minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence westerly on a right line to a point at latitude sixty-one degrees no minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-one degrees no minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23, 1957

1181
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-two thousand two hundred and forty-four acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty-one degrees no minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence westerly on a right line to a point at latitude sixty-one degrees no minutes no seconds and longitude one hundred and twenty-two degrees no minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-two degrees no minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees fifty minutes no seconds and longitude one hundred and twenty-two degrees forty-five minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23, 1957

1149
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand seven hundred and twenty-seven acres, more or less, lying to the North of a right line joining the midpoints of the Easterly and Westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees no minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-one degrees no minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23rd, 1957

1150
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand seven hundred and twenty-seven acres, more or less, lying to the North of a right line joining the midpoints of the Easterly and Westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23rd, 1957

1151
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand seven hundred and twenty-seven acres, more or less, lying to the North of a right line joining the midpoints of the Easterly and Westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23rd, 1957

1152
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand seven hundred and twenty-seven acres, more or less, lying to the North of a right line joining the midpoints of the Easterly and Westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-two degrees no minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees no minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-one degrees forty-five minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23rd, 1957

1153
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand seven hundred and twenty-seven acres, more or less, lying to the North of a right line joining the midpoints of the Easterly and Westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-two degrees no minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees no minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23rd, 1957

1154
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand seven hundred and twenty-seven acres, more or less, lying to the North of a right line joining the midpoints of the Easterly and Westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees ten minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23rd, 1957

1155
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand six hundred and forty-six acres, more or less, lying to the South of a right line joining the midpoints of the Easterly and Westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23rd, 1957

1156
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing thirty-one thousand six hundred and forty-six acres, more or less, lying to the South of a right line joining the midpoints of the Easterly and Westerly limits of the area particularly described as follows:

Commencing at a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees no minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees fifteen minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees twenty minutes no seconds and longitude one hundred and twenty-one degrees no minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23rd, 1957

1157
All that certain tract of land in the Mackenzie Mining District, in the Northwest Territories, containing sixty-two thousand eight hundred and ninety acres, more or less, said tract being more particularly described as follows:

Commencing at a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence westerly on a right line to a point at latitude sixty degrees forty minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence southerly on a right line to a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-two degrees thirty minutes no seconds;  thence easterly on a right line to a point at latitude sixty degrees thirty minutes no seconds and longitude one hundred and twenty-two degrees fifteen minutes no seconds;  thence northerly on a right line to the point of commencement;  said latitudes and longitudes being as determined by astronomic means, in situ.
May 23rd, 1957

The Permits herein described as number 1006 and number 1007 are subject to a gross overriding royalty of 1.5625% to The Catawba Corporation and a gross overriding royalty of 2.1/2% to Neil W. Tracy.  All other Permits herein described are subject to a gross overriding royalty of 1.5625% to THE CATAWBA CORPORATION.

SCHEDULE “B”

OPERATING PROCEDURE attached to the Agreement dated as of May 28th, 1959, between Canada Southern Petroleum ltd., Magellan Petroleum Corporation, Oil Investments, Inc., Home Oil Company Limited, Kern County Land Company, Alminex Limited, United Oils Limited and Signal Oil and Gas Company.

CLAUSE A

Definitions

A.1           In this schedule, including this Clause, unless the context otherwise requires, the expressions following shall have the following meanings, namely:

(a)           “accounting procedure” shall mean the procedure set out in Schedule “C” hereto;

(b)	“Agreement” or “the Agreement” shall mean the Agreement dated as of May 28, 1959, and the schedules thereto;

(c)
“commercial production” or “production in commercial quantities” or similar wording, shall mean the output from a well of petroleum substances in such quantities as, considering the cost of drilling, completing and producing operations, the probable life of the well, the available (or potentially available) market and the price, kind and quality of such production would, after a reasonable production test, or where the well has been completed, after a reasonable period of production, warrant the drilling of a like well in the vicinity thereof;

(d)
“complete”, “completing”, or “completion” with respect to a well shall mean proper abandonment of the well if production in paying quantities be not encountered or, if production in paying quantities is encountered, completing the well for the purpose of taking production including the supplying and setting of production casing and the supplying and installing of tubing, wellhead and pumping equipment, if initially required to produce the well, storage tanks and such other equipment, material and services necessary for preparing a well for the taking of production of petroleum substances therefrom;

(e)	“development well” shall mean any well other than an exploratory well;

(f)	“dollars” shall mean Canadian dollars;

(g)	“document of title” shall mean any permit, license, lease, sublease or similar document concerning petroleum substances which is subject to the Agreement at any given time;

(h)	“exploratory well” shall mean a well which at the time of spudding in is located at least two (2) miles from the nearest well capable of production in commercial quantities’

(i)	“Manager Operator” shall mean any person appointed to act as Manager Operator for the Joint Operators under the Agreement;

(j)	“paying production” or “production in paying quantities” or similar wording shall mean an output from a well or petroleum substances that

(i)
in the case of a well not yet completed, considering the cost of completing and producing operations, the probable life of the well, the available (or potentially available) market and the price, kind and quality of such production, would, after a reasonable production test, warrant the taking of such production, and

(ii)
in the case of a completed well, considering the cost of producing operations, the probable life of the well, the available or potentially available market and the price, kind and quality of such production, would, after a reasonable period of production (or after a reasonable production test where the well has not been placed on regular production) warrant the taking of such production;

(k)	“Joint Operator” shall mean any party to the Agreement;

(l)	“petroleum substances” shall mean petroleum and/or any other substance which the parties have the right to recover from any part of the said lands;

(m)
“participating equity” shall mean the undivided share from time to time of a Joint Operator in that part of the said lands referred to and the production of petroleum substances therefrom and any jointly owned property relating thereto;

(n)
“re-work” or “re-working” shall mean any operation other than drilling or pumping necessary to obtain production and without restricting the generality of the foregoing may include one or more of the running of production casing, perforating, acidizing, sand fracing, squeeze cementing or swabbing into production;

(o)	“said lands” shall mean the rights to petroleum substances in the lands described in Schedule “A”, which at any given time are subject to the Agreement;

(p)
“spacing unit” shall mean the area allocated to a well for the purpose of drilling for or producing petroleum substances and, except as herein otherwise expressly provided, the subsurface regions vertically beneath such area comprising the spacing unti for such well prescribed by and under the laws of Canada now or hereafter in effect governing the spacing of oil or gas wells, whichever the well may be and if no area be so allocated shall be one-quarter Northwest Territory section for oil and one Northwest Territory section for a gas well.

CLAUSE B

Status of Manager Operator

B.1           Subject to the provisions of the Agreement, the Manager Operator shall have the sole and exclusive management and control of the exploration, development and operation of the said lands.

B.2           The Manager Operator may perform any act or do anything which it is required to do by having it performed or done by an independent contractor but the Manager Operator shall not make a general delegation of its powers of management and control.

B.3           If and when a Joint Operator is Manager Operator, such Joint Operator shall not thereby be deprived of any of the rights or relieved of any of the duties or liabilities of a Joint Operator but shall have all such rights, duties and liabilities in addition to those of Manager Operator, including the right to vote on his removal or appointment as Manager Operator.

CLAUSE C

Change of Manager Operator

C.1           The Manager Operator shall be entitled to retire from its position as Manager Operator at any time upon giving written notice to the Joint Operators at least six (6) months in advance of the effective date of its retirement whereupon the Joint Operators shall appoint a successor Manager Operator.

C.2           The Manager Operator from time to time shall forthwith cease to be the Manager Operator:

(i)	if the Manager Operator purports to make a general delegation of its powers of management and control,

(ii)	in respect of any lands in which it and its parent and subsidiaries ceases to hold at least a Ten (10%) percent participating equity,

(iii)
if the Manager Operator shall become bankrupt or insolvent, or shall make any general assignment for the benefit of creditors or should any execution or attachment issue against it whereby all or part of its participating equity shall be taken by any custodian, receiver, trustee or other legal authority or an effective resolution shall have been passed for the winding up or liquidation of the business and affairs of the Manager Operator, whereupon the Joint Operators shall appoint a successor Manager Operator to take office immediately.

C.3           A meting may remove a Manager Operator and appoint a successor, but if such Manager Operator be a person who is not a Joint Operator or a person owning less than a Ten (10%) percent equity in the lands concerned it shall require the unanimous consent of the Joint Operators.

C.4           When the Manager Operator resigns or otherwise ceases to act in that capacity it shall deliver to its successor Manager Operator exclusive possession of all jointly owned property including all pertinent books of account and records of the joint operations and all documents, agreements and other papers relating thereto.

C.5           A Manager Operator who is removed shall not be released from its obligations hereunder for a period of three (3) months after its discharge unless a successor Manager Operator shall have taken over the options hereunder.

CLAUSE D

Meetings

D.1           Any Joint Operator may call a meeting of the Joint Operators at any time upon not less than seven (7) days written notice (or three (3) days notice if given by telegram) to each other Joint Operator of the time and place of such meeting.  Meetings shall be held in the City of Calgar, Alberta, unless all of the Joint Operators agree to holding a meeting at some other place.  Any decision of any meeting shall require the affirmative vote of the Joint Operators owning in the aggregate more than Sixty-six and two-thirds (66-2/3%) percent of the participating equities in that part of the said lands being the subject of such decision and any decision so made shall, except as herein otherwise provided, be binding upon all of the Joint Operators and shall be carried out by the Manager Operator.

D.2           No decision of a meeting shall be binding on the parties insofar as it concerns the drilling of a new well, the deepening or reworking of a well, or any action which would increase or decrease the interest of any or all of the Joint Operators in the said lands other than as expressly provided herein and PROVIDED FURTHER Canada Southern, Magellan and Oil Investments shall not have any vote concerning the program referred to in Article III.

CLAUSE E

Budget

E.1           The Manager Operator shall at intervals of six (6) months furnish each Joint Operator with a budget outlining its program respecting the operations for the period of six (6) months next ensuing and estimating all expenditures in connection therewith for such period.  Unless any Joint Operator shall disapprove such budget within ten (10) days after it is submitted, it shall be deemed to have been approved and it shall not be necessary to hold a meeting, but if disapproved by the Joint Operators, a new budget shall be submitted to a meeting.

E.2           Any budget may be revised at any time or from time to time by the Joint Operators.

E.3           Upon any such budget or revised budget being approved, the Manager Operator shall thereby be authorized to carry on the operations outlined therein for the period covered by such budget and to expend the amounts estimated therefor.

E.4           The Manager Operator shall make no expenditures in excess of those authorized by any budget or unless such expenditure is required by any emergency or to keep any part of the said lands in good standing or to comply with any law, rule, order or regulation and in any such event the Manger Operator may make such expenditure and shall forthwith advise the other Joint Operators in writing thereof.

E.5           Any budget approved at a meeting by Joint Operators owing in the aggregate more than Sixty-six and two-thirds (66-2/3%) percent of the participating equities in the said lands to which such budget relates shall be binding on all Joint Operators;  PROVIDED that any budget relating to the program referred to in Article III shall require the unanimous approval of the H-S group and shall not require any approval of the C-M-O group.

The items in any budget which provides for the drilling, deepening or reworking of any wells shall not be binding unless unanimously approved.

CLAUSE F

Duties of the Manager Operator

F.1           The Manager Operator shall, in the conduct of the operations hereunder:

(a)	conduct the same in a good and workmanlike manner and in accordance with prevailing field practice, conforming to all applicable laws, rules, orders and regulations,

(b)
furnish all material, labour and services.  Upon the written request of the Manager Operator each Joint Operator shall secure and furnish its proportionate part of any such material in kind or by satisfactory assignment of priorities or allocations (governmental or voluntary),

(c)	pay and discharge promptly all costs and expenses actually incurred in connection with the joint operations,

(d)	keep the accounts of the joint operations in accordance with the accounting procedure,

(e)	arrange and negotiate for and acquire all surface rights and rights-of-way required for the joint operations,

(f)
make a good faith effort to keep the said lands and any jointly owned facilities free and clear of any liens or encumbrances and to maintain in force an defect and protect any title affecting the said lands,

(g)	keep an accurate and itemized record of all production secured and of the disposition thereof,

(h)	regulate the production of petroleum and natural gas in accordance with market demands and rates allowed by governmental regulations or the respective maximum efficient rates of flow of the wells.

CLAUSE G

G.1           Each Joint Operator shall have the following specific rights in respect to any lands in which it owns a participating equity, which shall not be in limitation of any other rights under this Agreement:

(a)
The right to receive all information pertaining to exploratory operations, development work and wells drilled on the said lands.  This information shall include, but not be limited to, copies of all types of logs, reports, geological maps, geophysical maps and basic data relating to the exploratory and development work on the lands; the same to be furnished promptly upon completion of each such log, report, map and other data.  Final reports shall be furnished upon the completion of each job

(b)
The right to receive progress reports and maps from time to time or immediately upon request.  Such reports shall include, but not be limited to, all facts and data obtained on a drilling well on a daily basis and the progress, location and data obtained by any other exploratory operation, including seismic parties, surface geological parties and core hole programs on a weekly basis.

(c)	Access to the said lands and the wells thereon and the right at all times to inspect and observe the operations being conducted thereon and therein.

(d)	The right to examine the books and records of the Manager Operator relating to all wells drilled on the said lands and of sales of production.

(e)
Upon request made to the Manager Operator therefor, to be furnished with copies of driller’s reports of wells drilled upon the said lands, samples of cores and cuttings taken therefrom and copies of all seismograms obtained upon the properties.

G.2           Each Joint Operator hereto shall treat geological and other exploratory data obtained in connection with the said lands as confidential information and will reveal no part of it to any third person, except with prior written approval of the other Joint Operators;  provided that this clause shall not prevent disclosure to the Government of information required by the Government in order to establish credit for work requirements, or prevent disclosure of information relating to the geology and reserves data of known producing structures to the extent such disclosures may be required in connection with financing by any Joint Operator, or prevent disclosure of any information to any experts in order that such Joint Operator may obtain the opinions of such experts, or disclosure of information relating to its reserves relating to known producing structures in a report to its shareholders;  and provided further that information obtained from the wells themselves may be disclosed at the discretion of any Joint Operator, and that purchasers or prospective purchasers of gas produced from the said lands may, at the discretion of any Joint Operator, for use in connection with purchases or prospective purchases, be given all information, whether obtained from wells or otherwise, of a kind that is reasonably or customarily given to purchasers of prospective purchasers of gas in like circumstances.  Appropriate precautions will be taken by each Joint Operator to prevent inadvertent disclosures of confidential information.

CLAUSE H

Competitive Operating Basis

H.1           All operations hereunder shall be performed on a competitive basis at the usual rates prevailing in the area.  The Manager Operator, if it so desires, may employ its own tools and equipment in any such operation but in such event the charge therefor shall not exceed the prevailing rate in the area and such work shall be performed by the Manager Operator under the same terms and conditions as shall be customary and usual in the contracts of independent contractors who are doing work of a similar nature.

CLAUSE I

Insurance

I.1           Any Joint Operator from time to time conducting any operation hereunder shall comply with the requirements of all Unemployment Insurance and Workmen’s Compensation legislation and shall, if it not already has, prior to the commencement of such operation, take out, initially pay, and thereafter maintain and continue to pay for during the period of such operation, at least the following insurance in a reputable insurance company or companies at the expense of and on behalf of all the Joint Operators:

(i)	employer’s liability insurance covering each employee engaged in the operations hereunder to the extent of $100,000. where such employee is not covered by Workmen’s Compensation;

(ii)
comprehensive public liability insurance covering all operations hereunder, except motor vehicles, to the extent of $150,000. for any one person injured or killed and $300,000. for two or more persons injured or killed in any one accident;

(iii)
comprehensive property damage insurance covering all operations hereunder to the extent of $100,000, for damages resulting from any one accident;  including damages resulting from fire or blowouts but excluding underground damages;

(iv)	blanket all risk insurance covering all above ground physical property engaged in the operations hereunder except motor vehicles, to the extent of the value of all such property;

(v)
automobile public liability insurance covering all automotive units engaged in the operations hereunder to the extent of $150,000. for any one person injured or killed and $300,000. for two or more persons injured or killed in any one accident;

(vi)	automobile property damage insurance covering all automotive units engaged in the operations hereunder to the extent of $100,000. for damages resulting from any one accident;

which insurance may not be terminated without prior notice to each other Joint Operator.

I.2           If so requested by any other Joint Operator, the Joint Operator conducting the operation hereunder shall deliver to such other Joint Operator evidence of full compliance with the insurance provisions contained herein, to be retained in the custody of such other Joint Operator during the continuance of such operation.

CLAUSE J

Advances

J.1           The Manager Operator at its election from time to time may require any Joint Operator to advance its proportionate share of authorized expenditures by furnishing such Joint Operator with an estimate of such expenditures required to cover operations for a period not in excess of sixty (60) days.  Within fifteen (15) days after receipt of such estimate or within ten (10) days before commencement of the period covered by the estimate, whichever is the later, such Joint Operator shall pay its proportionate part thereof.

The accounts between the Joint Operators in respect of any such advance shall be adjusted at the end of each calendar month in accordance with actual expenditures.  Any amount not paid within the time hereinbefore limited shall bear interest at the rate of Six (6%) percent per annum.

J.2           In the event that any Joint Operator fails to advance such money as required or make any other payment required under this Agreement, the other Joint Operators participating in the operation concerned shall, upon request by the Manager operator, pay the share of such defaulting Joint Operator in the proportions of their respective participating equities, and upon the payment by the defaulting Joint Operator to the Manager Operator of all or any part of such sum, or upon the Manager Operator otherwise recovering all or any part of such sum, the Manager operator shall immediately pay the amount received or recovered to the Joint Operators making the advancement in like proportions and such amount shall be applied first in reduction of interest and second in reduction of capital.  Provided, however, that the members of C-M-O shall not be obligated in respect of any expenditures to be incurred in respect of the program referred to in Article III or the payments referred to in Article IV.

CLAUSE K

Lien

K.1           The Manager Operator shall have a lien on the participating equity of each other Joint Operator to secure payment of such Joint Operator’s share of all costs and expenses hereunder, but such lien shall not attach to any portion of such Joint Operator’s share of production at any time prior to the enforcement of the same by the Manager Operator as hereinafter provided,

K.2           In the event that any Joint Operator shall fail to pay its share of any costs or expenses hereunder (and such default shall continue for thirty (30) days after the Manager Operator shall have served written notice upon such Joint Operator specifying such default and requiring the same to be remedied) the Manager Operator may enforce such lien by taking possession of all or any part of the participating equity of such Joint Operator and the Manager Operator may sell and dispose of all or any part of such participating equity either in whole or in separate parcels at public auction or by private tender at such time an don such terms as it shall appoint, having first given notice to such Joint Operator of the time and place of such sale, and the Manager Operator is hereby constituted irrevocably the attorney of such Joint Operator for the purpose of making any such sale and executing such deeds and agreements in the name of such Joint Operator as may be necessary to carry out the same.  The proceeds of any such sale shall be first applied by the Manager Operator in payment of any costs or expenses to be paid by such Joint Operator and not paid by it, and any balance remaining shall be paid to such Joint Operator after deducting the reasonable costs of such sale.  Any such sale shall be a perpetual bar in law and equity against such Joint Operator and any person claiming all or any part of the property sold, by, from, through or under such Joint Operator.

K.3           If any Joint Operator advances any money under the preceding clause in respect of the default of another Joint Operator it shall have the same lien rights in respect thereto as has the Manager Operator under this clause.

CLAUSE L

Division of Production

L.1           Each Joint Operator shall own its participating equity in the petroleum substances produced hereunder exclusive of any quantity thereof that may be delivered in kind as royalty or production which may be used by the Manager Operator in developing and producing operations hereunder and in preparing and treating production for marketing purposes and production unavoidably lost.  Each Joint Operator shall, upon payment of or securing the payment of any royalty with respect thereto, be entitled to take delivery of its share of production at the point of production.  Each Joint Operator electing to take delivery of its participating equity in the petroleum substances shall provide at its own risk and expense adequate facilities for receiving its production and shall bear any additional expense to which the Manager Operator may be subject in delivering such production separately.  In the event any Joint Operator fails to make arrangements to take delivery of its participating equity in the petroleum substances the Manager Operator may sell the same upon the same terms and conditions that it is selling its share of production and such Joint Operator shall be entitled to receive from the manager Operator not later than the last day of the month following such sale, the net proceeds received from the sale of its participating equity in the petroleum substances so sold.  Any market available to a Joint Operator shall be shared by it with the other Joint Operators to the intent and purpose that no Joint Operator shall be obligated to store its participating equity in production except to the proportionate extent that the producton owned by the other Joint Operators is so stored for lack of market.

CLAUSE M

Obligatory Operations

M.1           Upon the completion of the program provided for in Article III of this Agreement, each Joint Operator shall be obligated, provided that the Manager Operator has made a bona fide but unsuccessful attempt to obtain a waiver of such obligations, to join in the renewal of any document of title and to pay a share equivalent to its participating equity in that part of the said lands concerned of any rental and of the cost of any operation, including the drilling of any well, necessary to maintain all or any part of the said lands in good standing except the drilling obligations contained in any document of title when the person entitled to enforce the performance thereof is not enforcing the same, unless such Joint Operator has surrendered or disposed of all of its participating equity in that part of the said lands to which such obligation applies at least thirty (30) days prior to the date on which such rental becomes payable or on which such operation must be commenced in order to maintain such part of the said lands in good standing.  Provided that C-M-O shall not be obligated to participate in any obligatory well while it enjoys the preferential rights granted to it by Article 3.1(C) but if it does not so participate the applicable penalty under the said Article shall apply.

CLAUSE N

Independent Operations

N.1           Except as hereinbefore provided in Clause M hereof and Article III, no Joint Operator shall be required to participate in the cost of drilling, deepening, or reworking any well hereunder.

N.2           Upon completion of the program provided for in Article III, and provided no well is then being drilled or deepened on the said lands for the joint account, and provided no drilling or deepening operation on the said lands has then been approved in any budget, the following provisions shall apply:

(a)
Should any Joint Operator desire to deepen or re-work any well which is incapable of producing petroleum substances in paying quantities or to drill any new well, such Joint Operator shall notify the other Joint Operators in writing of its intention to perform the proposed operation at its own cost and risk.  Such notice (hereinafter called “the first notice”) shall contain information as to the location, depth and estimated cost of the operation.  In such event each Joint Operator shall be deemed to be a participant in such operation unless it has given written notice to the other Joint Operators within thirty (30) days after receipt by it of the first notice, of its intention not to participate;  PROVIDED that if the operation is the deepening of a well on which the drilling rig to be utilized in such operation is then located, the time hereinbefore limited for giving written notice of intention not to participate shall be reduced to three (3) days exclusive of Sundays and statutory holidays, and any rig time for such three (3) day period shall be paid for by the Joint Operators participating in the operation.

(b)
The Joint Operator giving first notice shall, together with the Joint Operators participating, be entitled to have the Manager Operator commence such operation within six (60) days from the receipt by the other Joint Operators of the first notice and thereafter prosecute the operation to completion at the sole cost and risk of the participating Joint Operators in the proportions that their respective participating equities in the spacing unit concerned are of the sum of such participating equities.

(c)	If the Joint Operators participating in such operation commence the same within the said period of sixty (60) days and carry it on diligently and continuously to the depth proposed in the first notice

(i)
if the operation is the drilling of an exploratory well, each non-participating Joint Operator shall forthwith assign to the participating Joint Operators in the proportions that their respective participating equities are of the sum of such participating equities, all of its participating equity in all formations in:

A.
six (6) Northwest Territory sections of the said lands if such well is drilled to a depth of more than six thousand (6,000’) feet and provided commercial production has not been obtained above the depth of six thousand (6,000’) feet, and

B.	four (4) Northwest Territory sections of the said lands in the case of any other well,

such sections to include the section on which such well is located and the other sections to be selected by the participating Joint Operators from those sections laterally or diagonally adjoining the section on which such well is located.

(ii)
if the operation is a deepening or reworking operation or the drilling of a development well, each non-participating Joint Operator shall have the right, until the elapse of a period of thirty (30) days after the participating Joint Operators have served on each of the non-participating Joint Operators written notice of the results of all tests carried out on the well concerned (or in the case of a dry hole, written notice to that effect) and have made available to such non-participating Joint Operators all information concerning such well which is in the possession of the participating Joint Operators, to pay to the participating Joint Operators in the proportions that their respective participating equities, a sum equal to three (3) times the amount it would have been called upon to pay had all Joint Operators being entitled to participate originally participated in the operation, and upon such payment being made, such Joint Operator shall participate in such well and the production therefrom ab initio to the extent that it would have been entitled to participate had all Joint Operators entitled to participate so participated, and in the event that it does not pay such sum within the time hereinbefore limited, such Joint Operator shall assign its participating equity in such well, in the spacing unit on which the same is located and in the surface location, to the participating Joint Operators in the proportions that their respective participating equities are of the sum of such participating equities, in which case the Joint Operators receiving the assignment shall have the right to produce the well concerned and to market the production of petroleum substances therefrom and the Joint Operators making the assignment shall not be entitled to any share of such production.

N.3           Notwithstanding anything hereinbefore contained, if the lands to be assigned under this clause contain any other well then capable of production of petroleum substances, such well and any zone or formation, whichever the case may be underlying the spacing unit of such other well and from which it is then capable of obtaining production shall be excluded from the lands to be assigned.

CLAUSE O

Selection of Leases

O.1           The Joint Operators shall meet to determine the lands to be contained in an application for petroleum and natural gas leases.  The meeting may be called by any Joint Operator on the same notice as is provided in Clause D.  All decision relating to any such application and the selection of lands to be included therein shall be made by mutual agreement and failing such agreement shall be made by the Joint Operators owning in the aggregate more than Sixty-six and two-thirds (66-2/3%) percent of the participating equities in such permit provided that in making such selection leases of sections must be chosen so that any Joint Operator who is entitled to any section or sections by virtue an independent operation may obtain such section or sections.

CLAUSE P

Surrender

Upon completion of the program provided for in Article III the following provision shall apply:

P.1           Any Joint Operator may from time to time and at any time, provided that the Crown must or will accept the same, surrender all of its interest in all or any part of the said lands except that no such surrender shall be made:

(a)
within thirty (30) days before the accrual of the rental or any other obligation, excepting any drilling obligation contained in any document of title when the person entitled to enforce the performance thereof is not enforcing the same, in respect to that part of the said lands to be surrendered,

(b)	respecting an area of less than a spacing unit,

(c)
until the Joint Operator desiring to surrender (hereinafter called “the offeror”) shall notify in writing the other Joint Operators (hereinafter called “the recipients”) of the interest it desires to surrender.  The recipients shall have the right for a period of fifteen (15) days after the receipt of such notice to advise the offeror by notice in writing that it will accept an assignment of such interest.  In the event any recipient does not notify within the time herein limited the offeror that it will accept an assignment of such interest, such recipient shall join in the surrender of such part of the said lands.  If any recipient agrees to accept such assignment, such interest shall be assigned to such recipient.  If more than one recipient agrees to accept such assignment such interest shall be assigned to such recipients in the proportions that their respective participating interests bear to the sum of such participating interests.

CLAUSE Q

Q.1           No Joint Operator shall dispose of any interest hereunder unless the person receiving the same agrees with the other Joint Operators to be bound by all of the terms and provisions of this Agreement.  If such disposition imposes greater obligations or expenses on the Manager Operator or other Joint Operators then such person shall agree to pay all costs and expenses in connection therewith.

CLAUSE R

Assignments Among Parties

R.1           Upon the assignment of any interest hereunder by one Joint Operator to any other or others:

(a)	the Joint Operator agreeing to receive such assignment shall pay all costs and taxes incurred or levied in connection with such assignment;

(b)
the Joint Operator agreeing to receive such assignment shall indemnify and hold harmless the Joint Operator agreeing to make such assignment from and against all liabilities in connection with such interest to be assigned except liabilities which arose prior to the agreement to make such assignment;

(c)	the Joint Operator agreeing to make such assignment shall not be released from any obligation which arose prior to the date of the agreement to accept such assignment;

(d)	Such assignment shall be without warranty of title of the interest of the assigning party;

(e)	all the terms of this Agreement shall continue to apply to such interest as among the Joint Operators who have not assigned their interest;

(f)
where it is necessary to obtain the consent of any person other than a Joint Operator to such assignment and such consent cannot be obtained, such interest shall be held in trust by the Joint Operator required to make the assignment for the Joint Operators entitled to receive the same.

CLAUSE S

Relationship of Parties

S.1           This Agreement shall not be construed to create a partnership

S.2           Except as otherwise provided in Clause T hereof, where the parties hereto or any of them incur a liability in connection with any operation hereunder either to a party hereto or to any third party, such liability shall not be joint or several but each party shall be separately liable only for a portion of the total liability calculated in accordance with its participating equity in that part of the lands to which the liability can be reasonably allocated.

S.3           Each Joint Operator agrees to indemnify each other Joint Operator against any claim of or liability to any third party incurred in connection with any operation hereunder to the extent but only to the extent that the claim or liability is asserted against the other Joint Operator in an amount in excess of the other Joint Operator’s share of the liability calculated in accordance with this clause;  PROVIDED that a Joint Operator shall not be required to indemnify any other Joint Operator for any amount in excess of its own share of the liability calculated in accordance with this clause.

S.4           The Joint Operators hereby elect that the operations conducted under this Agreement, and the Joint Operators themselves with respect to such operations, be excluded from the application of all of the provisions of Subchapter K of Chapter 1 of Subtitle A of the United States internal Revenue Code of 1954, or any amendments thereof, or of such portion or portions thereof as may be permitted by the Secretary of the Treasury or his delegate, insofar as such Subchapter or any portion or portions thereof may otherwise be applicable to such operations or to the Joint Operators with respect to such operations.

CLAUSE T

Liability of Manager Operator

T.1           Except as hereinbefore provided the Manager Operator shall not be liable to any Joint Operator in damages or otherwise howsoever for anything done by the Manager Operator hereunder or for the Manager Operator’s failure to do anything hereunder, except for:

(i)	acts of fraud, dishonesty or gross neglect on the part of any officer of the Manager Operator in carrying out the duties of the Manager Operator under this Agreement,

(ii)	the failure of the Manager Operator to remedy any default hereunder as soon as reasonably possible after the receipt by it from any Joint Operator of written notice of such default.

CLAUSE U

Force Majeure

U.1           Any Joint Operator shall be excused from the performance of any of its obligations hereunder from time to time and at any time, but only so long as it is prevented from performance by act of God, the Queen’s enemies, inclement weather, accident, breakdown, fire, strike, lock-out, labour shortage, inability to obtain equipment, materials or supplies in the open market at reasonable prices, compliance with any law, rule, order or regulation which has not been declared by a court of competent jurisdiction to be invalid, or any other cause beyond the reasonable control of such Joint Operator whether similar or dissimilar, provided that lack of funds shall not be considered a cause beyond the control of a party.

CLAUSE V

Waiver

V.1           No waiver on behalf of any party of any breach of any of the covenants, conditions and provisos herein contained shall be effective or be binding upon such party unless the same be expressed in writing and any waiver so expressed shall not limit or affect such party’s rights with respect to any other or future breach.

CLAUSE W

Conflict with Laws

W.1           If any provision herein contained is in conflict with any law, rule, order or regulation heretofore or hereafter made by any competent governmental authority or any document of title by virtue of which the parties hereto hold any interest, this Agreement shall be deemed to be amended so as to conform to such law, rule, order or regulation or document of title for so long as the same remains in force.

CLAUSE X

Notices

X.1           All notices required to be given under this Agreement shall either be personally delivered or mailed by prepaid registered mail addressed as hereinafter set forth or to such other address as may be designated from time to time by such Joint Operator in writing, and any notice mailed as aforesaid shall be deemed to have been received by the addressee on the next normal business day following the day of mailing:

Canada Southern	505 – 8th Avenue West, Calgary, Alberta
Magellan	505 – 8th Avenue West, Calgary, Alberta
Oil Investments	505 – 8th Avenue West, Calgary, Alberta
Alminex	609 Hudson’s Bay Oil & Gas Building, 320 – 7th Avenue West, Calgary, Alberta
Signal	P.O. Box 17126, Foy Station, Los Angeles 17, California, U.S.A.
with a copy to	4th Floor, North Canadian Oil Bldg., Calgary, Alberta
Kern	640 – 7th Avenue West, Calgary, Alberta
with a copy to	600 California Street, San Francisco 8, California, U.S.A.
United	304 – 6th Avenue West, Calgary, Alberta
Home	304 – 6th Avenue West, Calgary, Alberta

CLAUSE Y

Further Assurances

Y.1           Each of the Joint Operators shall from time to time and at all times do all such further acts and execute and deliver all such further documents and assurances as shall be reasonably required in order fully to perform and carry out the terms of this Agreement.

CLAUSE Z

Entire Agreement

Z.1           The Joint Operators agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation shall be read into this Agreement relating to or concerning such subject matter.

CLAUSE AA

Division of Expenses

AA.1           The costs and expenses of the program referred to in Article III shall be borne as to Fifty (50%) percent by Signal, Twenty-five (25%) percent by Home, Ten (10%) percent by Alminex, Ten (10%) percent by Kern and Five (5%) percent by United and C-M-O shall not bear any of the said costs or expenses nor shall the same be recoupable from C-M-O.

AA.2           Except as herein otherwise provided all costs and expenses shall be allocated equitably by the Manager Operator to the parts of the said lands to which they apply and each Joint Operator shall bear and pay in accordance with the accounting procedure a share of the same equivalent to its participating equity in that part of the said lands to which the same are allocated.

AA.3           The participating equities of the Joint Operators in the said lands at the date hereof are as follows:

Canada Southern	37-1/2%

Magellan	6-1/4%

Oil Investments	6-1/4%

Home	12-1/2%

Alminex	5%

Kern	5%

United	2-1/2%

Signal	25%

AA.4           H-S agrees that during the term of the option it will allocate such part of any excess credits in any year not required by them in connection with the said lands to the optioned lands in order to keep the option in good standing for such year.

CLAUSE BB

Term

BB.1           Subject to the other provisions hereof including Article V, this Agreement shall remain in full force and effect and the said lands shall not be subject to partition so long as any jointly owned document of title to any part of the said lands, or any renewal or extension thereof pursuant to the provisions of such document of title, remains in force and effect and thereafter until all joint facilities have been salvaged and disposed of and final settlement and accounting had among the Joint Operators.

CLAUSE CC

Interpretation

CC.1           Wherever in this Agreement the singular number or masculine gender occurs, the same shall be respectively construed as the plural or neuter, and vice versa, as the context or reference may require.

CC.2           Notwithstanding anything herein elsewhere to the contrary contained, any right of any party to acquire any interest from any other party hereunder shall cease, determine and be at an end not later than the expiration of twenty-one (21) years after the death of the last surviving lawful descendant now living of His Late Majesty King George VI.

CC.3           The headings of all clauses in this Agreement are inserted for convenience of reference only and shall not affect the construction hereof.

CC.4           Time shall be of the essence hereof.

CC.5           This Agreement shall, subject to the provisions of Clause Q hereof, be binding upon and enure to the benefit of the Joint Operators and their respective successors and assigns.

CC.6           All terms, covenants, provisions and conditions of this Agreement shall run with and be binding upon the said lands during the term hereof.

SCHEDULE “A”

Attached to and made a part of an agreement made as of May 28, 2959 between Canada Southern Petroleum Ltd., Magellan Petroleum Corporation, Oil Investments, United Oils Limited, Signal Oil and Gas Company.

ACCOUNTING PROCEDURE
(UNIT AND JOINT LEASE OPERATIONS)

I. GENERAL PROVISIONS

1.  Definitions

The term "joint property" as herein used shall be construed to mean the subject area covered by the agreement to which this "Accounting Procedure" is attached.

The term "Operator" as herein used shall be construed to mean the party designated to conduct the development and operation of the subject area for the joint account.

The term "Non-Operator". as herein used shall be construed to mean any one or more of the non-operating parties.

The term "rentals" shall, in addition to its ordinary meaning, be construed to include delay rentals, renewal fees and generally all periodical payments of monies required to be made in order to maintain the rights of the parties in and to the joint property in force and effect.

2.           Statements and Billings

The Operator shall bill Non-Operator on or before the last day of each month for its proportionate share of costs and expenditures during the preceding month. Such bills will be accompanied by statements, reflecting the total cost and charges as set forth under sub-paragraph   A  below:

A.           statement in detail of all charges and credits to the joint account.

B.	Statement of all charges and credits to the joint account, summarized by appropriate classifications indicative of the nature thereof.

C.           Statements, as follows:

(1)	Detailed statement of material ordinarily considered controllable by operators of oil and gas properties;

(2)	Statement of all other charges and credits to the joint account summarized by appropriate classifications indicative of the nature thereof; and

(3)	Statement of any other receipts and credits.

3.           Payments by Non-Operator
Each party shall pay all such bills within fifteen (15) days after receipt thereof.  If payment is not made within such time, the unpaid balance may bear interest at the rate of six per cent (6%) per annum until paid.  Operator shall have and be entitled to a prior lien on all the rights and interests of Non-Operator in said joint properties, the production therefrom, and the material and equipment thereon, to secure the payment by Non-Operator of Non-Operator’s portion of cost, purchases and expenses of developing and operating the joint property as herein provided. Upon request Operator may require non-Operator to advance his share of estimated cash outlay for the current month’s operations.

4.           Audits

Payment of any such bills shall not prejudice the right of Non-Operator to protest or question the correctness thereof.  All statements rendered to Non-Operator by Operator during any calendar year shall be conclusively presumed to be true and correct after eighteen months following the close of any such calendar year, unless within said eighteen months Non-Operator takes written exception thereto and makes claim on Operator for adjustment or commences an audit of Operator’s accounts and records relating to the accounting hereunder.  Failure on the part of Non-Operator to make claim on Operator for adjustment, or to commence an audit within such period shall establish the correctness thereof and preclude the filing of exceptions thereto or the making of claims for adjustment thereon.  A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator’s accounts and records relating to the accounting hereunder, within eighteen months next following the close of any calendar year.  Non-Operator shall have six months next following the examination of the Operator’s records within which to take written exception to and make any and all claims on Operator.  The provisions of this paragraph shall not prevent adjustments resulting from the physical inventory of property as provided for in Section VI, Inventories, hereof.

II.           DEVELOPMENT AND OPERATING CHARGES

Subject to limitations hereinafter prescribed, Operator shall charge the joint account with the cost of the following items:

1.           Rentals and Royalties

Rentals, when such rentals are paid by Operator for the joint account;  royalties, when not paid direct to royalty owners by the purchaser of the oil, gas, casing-head gas, or other products.

2.           Labour, Transportation and Services

Labour, transportation, and other services necessary for the development, maintenance, and operation of the joint property.  Labour shall include salaries and wages of Operator’s employees, other than employees compensated for under paragraphs (11), (12) and (13) of this Section II, directly engaged in operations fo the joint property and (A) Operator’s cost of vacation, sickness and disability benefits of employees, and expenditures or contributions imposed or assessed by Governmental authority applicable to such salaries and wages, and (B) Operator’s current cost of established plans for employees’ group life insurance, hospitalization, pension, retirement, purchase, thrift, bonus, and other benefit plans of like nature, applicable to Operator’s payroll;  provided the charges under part (B) of this paragraph shall not exceed twelve per cent (12%) of the total such salaries and wages charged to the joint account.

3.           Material

Material, equipment, and supplies purchased or furnished by Operator, for use of the joint property.  So far all reasonably practical and consistent with efficient and economical operation, only such material shall be purchased for or transferred to the joint property as required for immediate use, and the accumulation of surplus shall be avoided wherever possible.

4.           Moving Material to Joint Property

Moving material to the joint property from vendors or from Operator’s warehouse in district or from the properties of Operator, but in either of the last two events no charge shall be made to the joint account for distance greater than the distance from the nearest reliable supply store or railway receiving point where material is available, except by special agreement with Non-Operator.

5.           Moving Surplus Material from Joint Property

Moving surplus material from the joint property to outside vendees, if sold f.o.b. destination, or minor return to Operator’s warehouse or other storage point.  No charge shall be made to the joint account for moving surplus material to Operator’s warehouse or other storage point for a distance greater than the distance to the nearest reliable supply store or railway receiving point, except by special agreement with Non-Operator; and no charge shall be made to the joint account for moving material to other properties belonging to Operator, except by special agreement with Non-Operator.

6.           Use of Operator’s Equipment and Facilities

Use of and service by Operator’s exclusively owned equipment and facilities as provided in paragraph 4 of Section III, “Basis of Charges to Joint Account”.

7.           Damages and Losses

Damages or losses incurred by fire, flood, storm or any other causes not controllable by Operator through exercise of reasonable diligence.  Operator shall furnish Non-Operator written notice of damage or losses incurred by fire, storm, flood or other natural or accidental causes as soon as practicable after report of the same has been received by Operator.

8.           Litigation, Judgments, and Claims

All costs and expenses of litigation, or legal services otherwise necessary or expedient for the protection of the joint interest, including attorneys fees and expenses as hereinafter provided, together with all judgments obtained against the parties or any of them insofar as the same relate to the joint account or the subject matter of the agreement;  actual expenses incurred by any party or parties hereto in securing evidence for the purpose of defending against any action or claim prosecuted or urged against the joint account or the subject matter of this agreement.

A.
If a majority of the interests hereunder shall so agree, actions or claims affecting the joint interests hereunder may be handled by the legal staff of one or more of the parties hereto, and a charge commensurate with services rendered may be made against the joint account, but no such charge shall be made until approved by the legal department of or attorneys for the respective parties hereto.

B.	Fees and expenses of outside attorneys shall not be charged to the joint account unless authorized the majority of the interests hereunder.

9.           Taxes

All taxes, rates, levies and assessments of every kind and nature levied, assessed or imposed upon or in conjunction with the joint property or any part thereof, the production therefrom or the operation thereof, which have been paid by the Operator for the benefit of the parties hereto.

10.           Insurance

A.
Premiums paid for insurance carried for the benefit of the joint account together with all expenditures incurred and paid in settlement of any and all losses, claims, damages, judgments, and other expenses, including legal services, not recovered from insurance carrier.

B.
If no insurance is required to be carried, all actual expenditures incurred and paid by Operator in settlement of any and all losses, claims, damages, judgments and other expenses, including legal services, shall be charged to the joint account.

11.           District and Camp Expense

A proportionate share of the salaries and expenses of Operator’s district superintendent and other general district or field employees serving the joint property, whose time is not allocated direct to the joint property and a proportionate share of the cost of maintaining and operating a district office and all necessary camps, including housing facilities for employees if necessary, incurred in conducting the operations on the joint property and other lease owned and operated by Operator in the same locality.  The expense of, less any revenue from, these facilities shall include depreciation or a fair monthly rental in lieu of depreciation on the investment.  Such charges shall be proportioned to all leases served on some equitable basis consistent with Operator’s accounting practice.

12.           Overhead

Overhead charges, which shall be in lieu of any charges for any part of the expenses, including salaries or compensation paid to managing officers and employees, of the division office and/or principal office of the Operator which are not in lieu of district or field office expenses incurred in developing and operating any joint property or any other expenses of Operator, including but not limited to expenses chargeable under paragraph (2) of Section II, incurred in the development and operation of joint property and Operator shall have the right to assess against the joint property on one of the following over bases:

A.           Per Well Basis:

(1)
$15 per day for each drilling well, beginning on the date the well is spudded and terminating when it is on production or is plugged, as the case may be, except that no charge shall be made during the suspension of drilling operations for fifteen (15) or more consecutive days.

(2)	$100 per well per month for the first five (5) producing wells.

(3)	$ 75 per well per month for the second five(5) producing wells.

(4)	$ 50 per well per month for all producing wells over ten (10).

B.           $40.00 per day for each shallow core hole party

$30.00 per day for each seismograph reflection party.
$20.00 per day for each seismograph refraction party.
$15.00 per day for each gravity meter test party.

$15.00 per day for each magnetometer test party beginning as the date the party enters the said areas and terminating when the party leaves the said areas.  A charge shall also be made for non-working shifts for the reason of repairs or other causes beyond the control of operation.

In connection with overhead charges, the status of wells shall be as follows:

(1)	In-put or key wells shall be included in overhead schedule the same as producing oil wells.
(2)	Producing gas wells shall be included in overhead schedule the same as producing oil wells.
(3)
Wells permanently shut down but on which plugging operations are deferred, shall be dropped from overhead schedule at the time shut down is effective.  When such wells are plugged, overhead shall be charged at the producing well rate during the time required for the plugging operations.

(4)	Wells being plugged back or drilled deeper shall be included in overhead schedule the same as drilling wells.
(5)
Various wells may be shut down temporarily and later replaced on production.  If and when a well is shut down (other than for proration) and not produced or worked upon for a period of a full calendar month, it shall not be included in the overhead schedule for such month.

(6)	Salt water disposal wells shall not be included in overhead schedule as producing wells.

The above specific overhead rates may be amended from time to time by agreement between Operator and Non-Operator if, in practice, they are found to be insufficient or excessive.

It is specifically understood that the above Overhead rates apply only to Drilling and Producing Operations and are not intended to cover the construction or operations of additional facilities such as, but not limited to, gasoline plants, compressor plants, repressuring projects, salt water disposal facilities, major road construction projects, and similar installations,  If at any time any or all of these become necessary to the operation a separate agreement will be reached relative to an overhead charge and allocation to District Expense.

A.           Per Well Basis:

(1)
$               per day for each drilling well, beginning on the date the well is spudded and terminating when it is on production or is plugged, as the case may be, except that no charge shall be made during the suspension of drilling operations for fifteen (15) or more consecutive days.

(2)	$ per well per month for the first five (5) producing wells.
(3)	$ per well per month for the second five(5) producing wells.
(4)	$ per well per month for all producing wells over ten (10).

(1)	Development: per cent ( %) of the cost of development, exclusive of costs provided for under subdivision (8) of this Section II.

(2)	Operating: percent ( %) of the cost of operating the joint property, exclusive of cost provided for under subdivisions (1) and (8) of this Section II. For the purpose of determining charges under this Basis B, “development” shall include all costs in connection with drilling, redrilling, and deepening of wells, the original cost of construction or installation of fixed assets, expansion of fixed assets, and any other project clearly discernible as a fixed asset. All other costs shall be considered as “operating”.

In connection with overhead charges, the status of wells shall be as follows:

(1)	In-put or key wells shall be included in overhead schedule the same as producing oil wells.
(2)	Producing gas wells shall be included in overhead schedule the same as producing oil wells.
(3)
Wells permanently shut down but on which plugging operations are deferred, shall be dropped from overhead schedule at the time shut down is effective.  When such wells are plugged, overhead shall be charged at the producing well rate during the time required for the plugging operations.

(4)	Wells being plugged back or drilled deeper shall be included in overhead schedule the same as drilling wells.
(5)
Various wells may be shut down temporarily and later replaced on production.  If and when a well is shut down (other than for proration) and not produced or worked upon for a period of a full calendar month, it shall not be included in the overhead schedule for such month.

(6)	Salt water disposal wells shall not be included in overhead schedule as producing wells.

The above overhead schedule on producing wells shall be applied to individual leases; provided that, whenever leases covered by this agreement are operated as a unitized project in the interest of economic development, the schedule shall be applied to the total number of wells, irrespective of individual leases.

The above specific overhead rates may be amended from time to time by agreement between Operator and Non-Operator if, in practice, they are found to be insufficient or excessive.

Warehouse Handling Charges

A handling charge to cover the cost of handling material into and in the warehouse shall be assessed on new and used material and equipment furnished from the Operator’s warehouse on the following basis:

(A)            Five            per cent (5%) of the cost of tubular goods (2” and over) and major equipment such as tanks, separators, engines, etc.

(B)            Ten            per cent (10%) of the cost of all other material.

Other Expenditures

Any other expenditures incurred by Operator for the necessary and proper development, maintenance, operation and abandonment of the joint property.  Notwithstanding anything herein contained, no charge shall be made for any interest or financing charges incurred by the Operator, except where incurred with the consent of Non-Operator.

III.           BASIS OF CHARGES TO JOINT ACCOUNT

1.           Purchases

Material and equipment purchased and all services procured shall be charged at their invoiced cost to Operator, after deduction of all discounts actually received.

2.           Material Furnished by Operator

Material required for operations shall be purchased for direct charge to joint account whenever practicable, except that Operator may furnish such material from Operator’s stocks under the following conditions:

A.           New Material (Condition “A”)

(1)
New material transferred from Operator’s warehouse or other properties shall be priced f.o.b. the nearest reputable supply store or railway receiving point, where such material is available, at current replacement cost of the same kind of material.  This will include material such as tanks, rigs, pumps, sucker rods, boilers, and engines.  Tubular goods (2” and over) shall be charged on the basis of carload price effective at date of transfer and f.o.b. railway receiving point nearest the joint property, regardless of quantity transferred.

(2)
Other material shall be priced on basis of a reputable supply company’s preferential price list effective at date of transfer and f.o.b. the store or railway receiving point nearest the joint property where such material is available.

B.           Used Material (Condition “B” and “C”)

(1)	Material which is in sound and serviceable condition and is suitable for re-use without reconditioning shall be classed as Condition “B” and priced at 75% of current new price.

(2)	Material which cannot be classified as Condition “B” but which,

(a)           After reconditioning will be further serviceable for original function as good secondhand material (Condition “B”), or

(b)           Is serviceable for original function but substantially not suitable for reconditioning, shall be classed as Condition “C” and priced at 50% of current new price.

(3)	Tanks, derricks, buildings, and other equipment involving erection costs shall be charged at applicable percentage of dismantled current new price for similar materials.

(4)	There may also be cases where some items of equipment, due to their unusual condition, should be fairly and equitably priced by Operator, subject to approval of Non-Operator.

(5)	Current new price, wherever used in this sub-paragraph 2B of this Section III shall have the same meaning and be determined in accordance with sub-paragraph 2A of this Section III.

3.           Warranty of Material Furnished by Operator
Operator does not warrant the material furnished beyond or back of the dealer’s or manufacturer’s guaranty;  and, in case of defective material, credit shall not be passed until adjustment has been received by Operator from the manufacturers or their agents.

4.           Operator’s Exclusively Owned Facilities
The following rates shall apply to services rendered by facilities and equipment owned exclusively by Operator, provided such rates are not in excess of current prevailing rates of like service and equipment available in the area:

(A)           Water service, gas and power, booster and compressor services, etc., cost of such services including operation, maintenance, insurance, taxes and allowance for depreciation.

(B)
Automotive equipment, at rates commensurate with cost of ownership and operation and in line with schedule adopted by Operator for use in his operations.  Charges will be based on use in actual service on, or in connection with the development and operation of the joint property.

(C)
Aircraft equipment, at rates commensurate with cost of ownership and operation.  Charges will be made on a flight hour basis, based on use and actual service in connection with the development and operation of the joint property.

(D)
A fair rate shall be charged for the use of drilling and other machinery and equipment exclusively owned by Operator while used hereunder to cover maintenance, repairs, depreciation, for the service furnished the joint property.  Drilling equipment lost in the hole or damaged beyond repair shall be charged to the joint account at a fair depreciated value.

Whenever requested Operator shall inform Non-Operator in advance of the rates it proposes to charge.

Rates shall be revised from time to time when found to be either excessive or insufficient.

IV.           DISPOSAL OF LEASE EQUIPMENT AND MATERIAL

The Operator shall be under no obligation to purchase interest of Non-Operator in surplus new or secondhand material.  Derricks, tanks, buildings, and other major items shall not be removed by Operator from the joint property without the approval of Non-Operator.  Operator shall not sell major items of material to an outside party without giving Non-Operator an opportunity either to purchase same at the price offered or to take Non-Operator’s share in kind

1.           Material Purchased by Operator
Material purchased by Operator shall be credited to the joint account and included in the monthly statement of operations for the month in which the material is removed from the joint property.

2.           Material Purchased by Non-Operators
Material purchased by Non-Operator shall be invoiced by Operator and paid for by Non-Operator to Operator immediately following receipt of invoice.  The Operator shall pass credit to the joint account and include the same in the monthly statement of operations.

3.           Division in Kind
Division of material in kind, if made between Operator and Non-Operator, shall be in proportion to their respective interests in such material.  Each party will thereupon be charged individually with the value of the material received or receivable by each party and corresponding credits will be made by the Operator to the joint account, and such credits shall appear in the monthly statement of operations.

4.           Sales to Outsiders
Sales to outsiders of material from the joint property shall be credited by Operator to the joint account at the net amount collected by Operator from vendee.  Any claims by vendee for defective material etc., shall be charged back to the joint account, if and when paid by Operator.

V.           BASIS OF PRICING MATERIAL TRANSFERRED FROM PROPERTY

Jointly-owned material and equipment sold to either Operator or Non-Operator or divided in kind between them, unless otherwise agreed shall be valued on the following basis of condition and price: (new price as used in the following sub-divisions shall have the same meaning and be computed on the same basis as the price for new material in sub-paragraph 2A of Section III hereof).

1.           New Material
New material (Condition “A”), being new equipment or supplies purchased or procured for the property but never used thereon, at one hundred per cent (100%) of current new price.

2.           Good Used Material
Good used material (Condition “B”), being good serviceable material which is further usable without reconditioning:

(a)	At 75% of current new price if material was charged to joint account as new, or

(b)	At 75% of current new price less depreciation consistent with its usage on and service to the joint property if material was originally charged to the joint property as secondhand at 75% of new price.

3.           Other Used Material
Other used material (Condition “C”), being material which:

(a)	After reconditioning will be further serviceable for original function as good secondhand material (Condition “B”), or

(b)	Is serviceable for original function but substantially not suitable for reconditioning at 50% of current new price.

4.           Bad Order Material
Bad order material (Condition “D”), being material not further usable for its original function but for possible other service, at a value commensurate with its use.

5.           Junk
Junk (Condition “E”), being obsolete and unserviceable material, at prevailing junk prices in the district.

6.           There may also be cases where some items of equipment due to their unusual condition should be fairly and equitable priced by Operator subject to approval of Non-Operator

VI.           INVENTORIES

1.           Periodic Inventories
Periodic inventories shall be taken by Operator of the joint account material at reasonable intervals but at least once in every five years which shall include all such material as is ordinarily considered controllable by operators of oil and gas properties.

2.           Notice
Notice of intention to take inventory shall be given by Operator at least ten (10) days before any inventory is to begin, so that Non-Operator may be represented when any inventory is taken.

3.           Failure to be Represented
Failure of Non-Operator to be represented at the physical inventory shall bind Non-Operator to accept the inventory taken by Operator, who shall in that event furnish Non-Operator with a copy thereof.

4.           Reconciliation of Inventory
Reconciliation of inventory with charges to the joint account shall be made by each party at interest, and a list of overages and shortages shall be jointly determined by said parties.

5.           Adjustment of Inventory
Inventory adjustments shall be made by Operator with the joint account for overages and shortages, but Operator shall only be held accountable to Non-Operator for shortages due to lack of reasonable diligence.

6.           Inventory Expenses
The expense of Operator’s and Non-Operator’s representatives present at the taking of regular inventory shall not be charged to the joint account.

7.           Special Inventories
Any party shall have the right at any time to request in writing the taking of a special inventory.  The taking of such special inventory shall be commenced within fifteen (15) days after the receipt of notice therof.  The expense of Operator’s representative in conducting any special inventory so requested shall be charged to the separate account of the requesting party.

THIS AGREEMENT is made this 1st day of April, 1966.

A M O N G:

CANADA SOUTHERN PETROLEUM LTD.,
a corporation incorporated under the laws of Canada,
(hereinafter referred to as “Canada Southern”)

- and -

MAGELLAN PETROLEUM CORPORATION,
a Panama corporation,
(hereinafter referred to as “Magellan”)

- and -

OIL INVESTMENTS, INC.,
a Panama corporation,
(hereinafter referred to as “Oil Investments”)

(which said corporations are hereinafter
collectively referred to as “C-M-O” and
individually as a member of the C-M-O group)

- and -

ALMINEX LIMITED,
a company incorporated under the laws of Canada,
(hereinafter referred to as “Alminex”)

- and -

PAN AMERICAN PETROLEUM CORPORATION,
a company having an office at the City of Calgary,
in the Province of Alberta,
(hereinafter referred to as “Pan American”)

- and -

DOME PETROLEUM LIMITED,
a company incorporated under the laws of Canada,
(hereinafter referred to as “Dome”)

- and -

PROVO GAS PRODUCERS LIMITED, a
company incorporated under the laws of Alberta,
(hereinafter referred to as “Provo”)

(Alminex, Pan American, Dome and Provo being hereinafter collectively referred to as “A-D-P” and individually as a member of the A-D-P group)

WHEREAS C-M-O and A-D-P are each parties or assignees of parties to an agreement in writing dated May 28, 1959 (herein called “the Main Agreement”) among C-M-O of the one part and Home Oil Company Limited, Kern County Land Company, Alminex, United Oils Limited and Signal Oil and Gas Company (all therein collectively called “H-S”) of the other part (as amended by “Modification of Agreement dated January 3l, 1961, among the parties to the Main Agreement), A-D-P being in the instance of Alminex a party and the others assignee successors in interest to the said parties of the other part with respect to the said permits and the Main Agreement and the properties described in Schedule “A” thereof (hereinafter sometimes referred to as Permits);

AND WHEREAS C-M-O and A-D-P desire to amend certain provisions of the Main Agreement with effect from the date hereof as it shall apply to them or their successors and to make further provision for the conduct of operations on the properties;

AND WHEREAS A-D-P claim to be assignees of the rights of H-S; andWHEREAS it is not intended by this Agreement to affect any rights C-M-O now has or may hereafter have for failures to comply with the Main Agreement; and WHEREAS it is not intended to affect any rights that any of the parties to the assignments may have as between each other;

2

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is agreed as follows:

ARTICLE I

Deletion of Clause 3.1 (C) of Main Agreement in respect of A-D-P

1.1    With respect to operations carried on by A-D-P on the said permits after the date of this Agreement, the Main Agreement shall be read as if Clause 3.1 (C) of Article III of the Main Agreement were deleted from the Main Agreement. Correspondingly, the proviso to Clause M of the Operating Procedure attached as Schedule “B” to the Main Agreement shall be deleted from the said Clause M with effect from the date hereof.

ARTICLE II

Addition of Article VIII to Main Agreement

2.1    Effective from the date hereof the Main Agreement shall be amended by the addition thereto of a new Article VIII thereof, reading as follows:

“ARTICLE VIII

8.1    Notwithstanding anything hereinbefore contained, with

3

respect to A-D-P the interest of C-M-O in the said permits and in the properties described therein shall be and become a fifty percent (50%) carried interest (as defined in Schedule “D” hereto), with C-M-O to have the right, however, to convert the same as hereinafter provided.

8.2    Forthwith upon the interest of C-M-O becoming a carried interest as aforesaid, the provisions of Schedule “D” hereto shall come into effect and shall govern the relationship of the parties hereto with respect to the said permits and the properties described therein.”

ARTICLE III

Addition of Schedule “D” to the Main Agreement

3.1    Effective from the date hereof the Main Agreement shall be amended by adding thereto Schedule “D”, which shall be in the form attached hereto entitled:

“Schedule “D”

attached to and forming part of an agreement made as of May 28, 1959, between Canada Southern Petroleum Limited, Magellan Petroleum Corporation, Oil Investments, Home Oil Company Limited, Kern County Land Company, Alminex Limited, United Oils, Limited and Signal Oil and Gas Company.”

ARTICLE IV

Exception for Existing Wells

4.1    Notwithstanding anything contained in this amending agreement or in

4

Schedule “D” to the Main Agreement as added by Article III hereof, the interests of the parties in the spacing units of the Pan Am Home Signal CSP A-l Kotaneelee well and the Canada Southern et al North Beaver River YT 1-27 well and in any lands which were not on March 31, 1966, held for the joint account under the said Operating Procedure by reason of the forfeiture or penalty provisions of the said Operating Procedure shall not be affected by this amending agreement; and, notwithstanding any provisions of the Main Agreement or of Schedule “D” thereto as added by this amending agreement, the said spacing units and lands not held for the joint account shall, unless the beneficial owners thereof agree otherwise in writing, be included in leases selected from the said permits when and if such lease selection is made.

ARTICLE V

Amendment to Article V of the Main Agreement

5.1    Article V of the Main Agreement is hereby amended by inserting after the word “Agreement” in the second line of Clause 5.1 thereof the words “and except in respect of any lands in which C-M-O’s interest is held as a carried interest pursuant to Article II of Schedule “D” above referred to.”

ARTICLE VI

No Waiver of Rights

6.1    Nothing herein or in the said Schedule “D” contained affects or

5

waives any rights that C-M-O now has or may hereafter have to enforce the Main Agreement, or any agreements amendatory, collateral or ancillary thereto, as against the original parties in accordance with the tenor thereof.

6.2    Nothing herein or in the said Schedule “D” contained affects or waives any right that A-D-P now has or may hereafter have as against their respective assignors.

ARTICLE VII

General

7.1    This Agreement shall enure to the benefit of, and shall bind, the parties hereto and their respective successors and assigns.

7.2    This Agreement shall remain in effect for the term of the Main Agreement.

7.3    This Agreement may be executed in several counterparts each of which so executed shall be deemed to be an original and shall be binding upon the party executing the same upon its execution and delivery thereof, as soon as each party hereto has executed and delivered a counterpart thereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement with effect on April 1, 1966.

CANADA SOUTHERN PETROLEUM LTD.

6

MAGELLAN PETROLEUM CORPORATION

OIL INVESTMENTS, INC.

ALMINEX LIMITED

PAN AMERICAN PETROLEUM CORPORATION

DOME PETROLEUM LIMITED

PROVO GAS PRODUCERS LIMITED

7

MAGELLAN PETROLEUM CORPORATION

OIL INVESTMENTS, INC.

ALMINEX LIMITED

PAN AMERICAN PETROLEUM CORPORATION

DOME PETROLEUM LIMITED

PROVO GAS PRODUCERS LIMITED

7

SCHEDULE “D”

attached to and forming part of an agreement made as of May 28, 1959, between Canada Southern Petroleum Limited, Magellan Petroleum Corporation, Oil Investments, Inc., Home Oil Company Limited, United Oils, Limited and Signal Oil and Gas Company.

(as added by amending agreement dated April 1, 1966)

CARRIED INTEREST PROVISIONS

ARTICLE I

Definitions

In this Schedule “D” the following words and phrases shall have the following respective meanings, namely:

1.1    “Accounting Procedure” means Schedule “C” to the Main Agreement.

1.2    “Block” means one of the three areas each comprising a number of the said permits. Block “A” shall comprise Permits 1006, 1007, 1132, 1133 and 1135. Block “B” shall comprise Permits 1134, 1136, 1157, 1152, 1153, 1154, 2302, 2713 and the North half of each of Permits 2301 and 1137. Block “C” shall comprise Permits 1149, 1150, 1151, 1155, 1156 and Permits 1173 to 1181 inclusive.

1.3    “Carried interest” means the interest described in this Schedule “D”.

1.4    “The carried interest lands” means the lands which are from time to time subject to the carried interest of C-M-O under this Schedule “D”.

1.5    “The Department” means the Department of Northern Affairs and National Resources of Canada or its successor or successors in authority.

1.6    “The Main Agreement” means the Agreement dated May 28, 1959 of which this Schedule “D” forms part, as amended by agreement dated April 1, 1966 among the parties to the Main Agreement and/or their assignee successors in interest.

1.7    “The Operating Procedure” means Schedule “B” to the Main Agreement.

1.8    “The Permits” means the said Permits comprised in Blocks A, B and C as listed in Clause 1.2 hereof; and, except where the context otherwise requires, includes the lands covered by the said Permits.

1.9    “Petroleum substances” means petroleum, natural gas, sulphur or any other substances an interest in which is derived under the Permits or under leases or other documents of title selected therefrom or otherwise made subject hereto.

ARTICLE II

C-M-O Carried Interest

2.1    When this Schedule “D” has become effective pursuant to Clause 8.2 of the Main Agreement as amended, C-M-O’s interest in the Permits shall thereafter be in the nature of a fifty percent (50%) carried interest and the Permits shall become carried interest lands. C-M-O’s said interest in the Permits is hereinafter referred to as “the C-M-O carried interest” or “C-M-O’s carried interest”.

2.2    The parties hereto hereby transfer and set over among them all

2

such right, title and interest as shall required to vest in C-M-O the C-M-O carried interest. No formal transfer need, however, be made of the registered interest of the parties in the said Permits for this purpose.

2.3    C-M-O’s carried interest shall be and constitute the right of C-M-O (in addition to the further rights hereinafter set forth) to receive, and the obligation of A-D-P to pay to C-M-O fifty percent (50%) of the amount by which the operational receipts from each Block on and after April 1, 1966 exceed the operational costs from each respective Block on and after April 1, 1966. A-D-P covenants and agrees to pay to C-M-O in cash the amounts (if any) due to C-M-O from time to time under this Clause 2.3 with respect to each Block.

2.4    Subject to the provisions of the Operating Procedure relating to a party’s right to decline to participate in an operation and the right to surrender pursuant to the Operating Procedure, A-D-P shall from April 1, 1966 maintain the Permits and the leases or other documents of title derived therefrom in good standing, shall pay all lease rentals, make all required deposits or guarantees with the Department, perform all exploratory work and development work on the Permits, and pay any costs or expenses whatever with respect to the further holding, managing, exploration and development of the Permits (whether held in permit or lease stage or howsoever). This Clause shall not apply to any expenditure by C-M-O with respect to any operation instituted by it as hereinafter provided, nor shall it prevent a full settlement of accounts among the parties hereto as at

3

March 31, 1966, with respect to matters accruing up to and including March 31, 1966.

2.5    The “operational receipts” from a Block for the purposes of Clause 2.3 hereof and wherever used herein shall mean the cumulative total of all receipts (other than refunds of deposits with the Department) by A-D-P on and after April 1, 1966 from the Block, including the proceeds of sale of petroleum substances from the Block and any refund of or cash contribution toward any operational costs charged to that Block and any proceeds realized upon the disposal of any machinery or equipment charged to the operational costs for that Block, and including, without limiting the generality of the foregoing, any receipts which the Operator would be required to credit to the joint account under the Accounting Procedure.

2.6    The “operational costs” with respect to a Block for the purpose of Clause 2.3 hereof and wherever used herein shall mean the cumulative total of all expenditures made by A-D-P on and after April 1, 1966 on or with respect to that Block, including, without limiting the generality of the foregoing, all permit renewal fees, lease rentals, exploratory costs, development costs, production costs and marketing costs with respect to that Block, and including all lessor’s royalties and the overriding royalties to which the permits in that Block are subject as described in Schedule “A” to the Main Agreement; provided that no cost shall be charged as an operational cost unless it can be charged to the joint account under the Accounting Procedure (or, with respect to the cost of an

4

independent operation, could be so charged if the operation were for the joint account).

2.7    When the operational receipts with respect to a Block exceed the operational costs with respect to that Block, C-M-O shall become entitled to its share of such excess, notwithstanding that with respect to the other Block or Blocks the operational costs may still exceed the operational receipts.

2.8    If any operational costs are incurred which cover more than one Block in such a manner that a division of such costs on an acreage basis would not be a fair division thereof or if it is difficult or impossible to determine to which Block the operational costs should be attributed, A-D-P shall allocate such costs according to its best bona fide estimate of the value or relationship to each Block of the costs thus incurred.

ARTICLE III

Accounting for the C-M-O Carried Interest

3.1    On and from April 1, 1966, C-M-O’s rights to receive statements and to make audits with respect to the C-M-O carried interest shall be the same as though C-M-O were a joint operator (non-operator) under the Accounting Procedure.

3.2    A-D-P agrees to maintain accounts and render statements for each Block so that the operational receipts and the operational costs may be

5

separately determined for each Block and so reported to C-M-O. Paragraph 2 of Schedule “C” shall be followed in rendering statements.

3.3    Where a statement of the C-M-O carried interest account for any month shows an amount due C-M-O, payment of the amount due C-M-O shall be forwarded either with such statement or not more than 15 days thereafter.

3.4    C-M-O shall not be obligated to repay to A-D-P any moneys paid on account of the C-M-O carried interest with respect to a Block if the operational costs for that Block again exceed the operational receipts for a Block after a period when the reverse was the case.

ARTICLE IV

Right to Access and Information, Etc.

4.1    Except as may be expressly hereinafter provided, C-M-O’s rights to information and data with respect to all operations on the Permits (including that received in trade which is related to the Permits) shall be the same as though such operations were being carried on for the joint account of C-M-O and A-D-P under the Operating Procedure; and, with the said exception, C-M-O’s right of access to the Permits while operations are being conducted thereon shall be the same as if C-M-O were participating therein as operations for the said joint account.

4.2    With the consent of all parties hereto, A-D-P or any member or members of the A-D-P group shall have the right to trade seismic data

6

obtained from or with respect to the Permits. Such data shall otherwise be kept confidential by the parties.

4.3    Canada Southern alone or its assigns shall represent C-M-O in exercising the rights of C-M-O under Clause 4.1 hereof while the C-M-O carried interest is in effect.

ARTICLE V

Independent Operations While Carried Interest in Effect

5.1    For the purposes of the C-M-O carried interest it shall be immaterial whether operational costs and operational receipts are incurred or received by one or more members of the A-D-P group, should independent operations be carried out by less than all the members of the A-D-P group pursuant to Clause N of the Operating Procedure (or howsoever).

5.2    C-M-O shall have the right to propose the drilling, deepening or re-working of a well (hereinafter called “the operation”), on any lands subject to the C-M-O carried interest which have been selected under lease from the Permits, in the same manner and under the same conditions as provided in Clause N.2 of the Operating Procedure; provided that the approval of a drilling or deepening operation in a budget of the A-D-P group shall not prevent C-M-O from proposing an operation under the said Clause N.2 unless A-D-P undertakes to C-M-O to carry out the operation approved in the said budget within the time proposed in such budget (or,

7

if earlier, within six months). No such operation may be proposed by C-M-O unless upon the basis that either all members of the C-M-O group will participate therein or that the participating members of the C-M-O group shall bear at least fifty percent (50%) of the cost of the operation. While C-M-O’s interest in a Block is a carried interest and the operation proposed by C-M-O is with respect to that Block, A-D-P agrees that A-D-P shall act as one party in electing whether to participate in the operation so proposed by C-M-O. If A-D-P does elect so to participate, the operation shall be carried out for the joint account of A-D-P and C-M-O, and C-M-O shall pay in cash its share of the cost of the operation in the same manner as a Joint Operator. The share of the costs of the operation paid by C-M-O shall not be operational costs. Otherwise, however, the well and the lands upon which the operation is carried out shall remain subject to the C-M-O carried interest.

5.3    If A-D-P elects not to participate in an operation proposed by C-M-O under Clause 5.2 hereof, and if C-M-O carries out the operation, C-M-O shall upon completion of the operation be entitled to the same penalty under Clause N of the Operating Procedure as if C-M-O had proposed the operation as a Joint Operator. Any cash paid by A-D-P to participate in the operation with respect to a development well under Subclause N.2(c) (ii) of the Operating Procedure shall not be operational costs except to the extent of the amount which A-D-P would have borne had A-D-P initially participated with C-M-O in the operation. If A-D-P or one or more members of the A-D-P group elects by payment of cash

8

under Subclause N.2(c) (ii) of the Operating Procedure to participate in the operation with respect to a development well after the operation has been carried out by C-M-O, the spacing unit of that well (subject to Clause N.3 of the Operating Procedure) shall cease to be subject to the C-M-O carried interest and shall be held by the parties participating therein as joint lands for their own account pursuant to the Operating Procedure.

5.4    Any acreage which is forfeited to C-M-O by reason of the provisions of Clause N of the Operating Procedure, where A-D-P does not participate in an operation proposed by C-M-O, shall cease to be subject to this Schedule “D” or to the Main Agreement (except as to lease selection under Clause O of the Operating Procedure).

5.5    Except as provided in Clauses 5.3 and 5.4 hereof, all lands in a Block upon which C-M-O has conducted the operation, whether or not A-D-P participated therein, shall continue to be subject to the C-M-O carried interest.

5.6    If at the time C-M-O gives notice of election to convert the C-M-O carried interest to a working interest as hereinafter provided any operations are in progress pursuant to Clause E of Schedule “B” on the Permits, C-M-O shall be deemed to have elected to participate in those operations. If, however, notice of a proposed operation has been given under Clause N.2 of the Operating Procedure and the period for replying to such notice has not expired, the party proposing the operation shall give C-M-O a new notice thereof under the said Clause N.2 when notice

9

of C-M-O’s conversion of the C-M-O carried interest to a working interest has been received; provided that the proposing party may proceed with the operation, if it so wishes, without awaiting C-M-O’s election with respect to participation in the operation, in which event the election of C-M-O shall be treated as retroactive for determining costs and participating interests.

ARTICLE VI

Work Credits

6.1    For the purposes of the C-M-O carried interest the operational costs shall be calculated as if no grouping of permits or leases (for the purpose of permitting the allocation of work credits as provided by statute or regulation) had occurred, whether work credits earned elsewhere are applied to lands subject to the C-M-O carried interest or whether work credits earned on lands subject to the C-M-O carried interest are applied to other lands.

6.2    While the C-M-O carried interest is in effect with respect to one or more Blocks, A-D-P shall by April 30 of each year after 1966 submit to C-M-O its proposed allocation of work credits among the Blocks. Unless C-M-O gives notice to A-D-P within 30 days that it is dissatisfied with such allocation, the allocation shall be deemed acceptable. If C-M-O gives such notice the parties will attempt to arrive at a mutually-agreeable allocation. If either party is dissatisfied with the progress of the negotiations in this respect it may elect to have the available

10

work credits allocated among the Blocks on an acreage basis. Allocations of work credits under this Article shall be binding upon C-M-O if and when it elects to convert the C-M-O carried interest to a working interest.

6.3    Work credits earned by operations by C-M-O under Article V hereof shall, except to the extent that they may be applied to reduce costs with respect to lands forfeited to C-M-O under Article V hereof or lands held jointly as working interests by C-M-O and A-D-P under the said Article V, be treated as work credits earned by A-D-P and shall be allocated under Clause 6.2 hereof.

6.4    Upon the surrender of any lands out of a Block to another party or parties to this Agreement the then existing unused work credits applicable to that Block shall be deemed to have been allocated equally among each acre in that Block.

11

ARTICLE VII

Conversion of Permits to lease

7.1    A-D-P shall maintain all the said Permits in permit form until at least their respective anniversary dates in 1967.

7.2    A-D-P shall maintain in permit form until the earliest permit anniversary date falling in the year 1969 all the Permits except the total of

(a) the Permits or parts thereof which may meanwhile be required to be converted to lease by the Department; and

(b) the Permits or parts thereof which A-D-P may meanwhile surrender to C-M-O; and

(c) Permit areas totaling not more than 400,000 acres in area.

7.3    A-D-P shall maintain in permit form until at least the earliest permit anniversary date falling in the year 1970 all the Permits except the total of

(a) the Permits or parts thereof which may meanwhile be required to be converted to lease by the Department; and

(b) the Permits or parts thereof which A-D-P may meanwhile surrender to C-M-O; and

(c) Permit areas totaling not more than 550,000 acres in area, inclusive of 7.2 (c) areas above.

7.4    A-D-P shall maintain in permit form until at least the earliest permit anniversary date falling in 1971 all the Permits except the total of

12

(a) the Permits or parts thereof which may meanwhile be required to be converted to lease by the Department; and

(b) the Permits or parts thereof which A-D-P may meanwhile surrender to C-M-O; and

(c) Permit areas totaling not more than 650,000 acres in area, inclusive of 7.2 (c) and 7.3 (c) areas above.

7.5    Subject to the foregoing Clauses of this Article VII, A-D-P may convert the remaining Permits to lease as A-D-P sees fit and C-M-O shall Join in such conversion and shall accept the selection of leases proposed by A-D-P; provided that if C-M-O has prior to the time of any such lease selection converted the C-M-O carried interest to a working interest, Clause O of the Operating Procedure shall apply to the lease selection.

7.6    If, while the C-M-O carried interest is in effect, A-D-P does not propose to take leases of the maximum area which may by law be leased from any permit, A-D-P shall so advise C-M-O not less than 30 days before the lease selection is to be forwarded to the Department. C-M-O shall then have the right to select further leases for C-M-O’s account from that permit up to the maximum area permitted by law, provided that any such selection by C-M-O shall not cause any change in the lease selection already made by A-D-P. C-M-O shall promptly furnish to A-D-P the funds required to take such C-M-O leases.

For the purpose of this Clause 7.6 A-D-P shall be deemed to have taken the “maximum area” if it selects leases with the intention of converting the entire permit to lease, notwithstanding that its manner of lease selection

13

may not result in the maximum acreage which it might be possible to select from the permit if the selection were made in some other manner.

7.7    If any selection of leases must be made in the names of all parties hereto or if such leases must be issued in the names of all parties hereto or to parties not owning the beneficial interest therein in the same manner as provided herein or in the Main Agreement, the parties shall execute such assignments and documents as may be necessary to transfer the leases to their beneficial owners.

7.8    All such leases selected by A-D-P from the permits (except for C-M-O’s account under Clause 7.6 hereof) shall continue to be subject to the C-M-O carried interest with respect to the Block in which the respective permit is contained, unless C-M-O has converted the C-M-O carried interest to a working interest in that Block prior to the said lease selection.

7.9    All acreage of the permits which is not selected under lease by A-D-P for A-D-P’s account under the foregoing provisions of this Article shall cease to be subject hereto or to the Main Agreement, except as provided in Article VIII hereof.

7.10    In selected leases from Permits 1137 and 2301, it is recognized that, unless otherwise agreed with the owners of the south half of each of Permits 1137 and 2301, the said owners shall be entitled to select one-half the total acreage which may be acquired under lease out of Permits 1137 and 2301 respectively, such selection to be made from acreage in the south half

14

of each of the said two permits. By mutual agreement with such owners, lease selection may be made across the boundaries of the north and south half of each or either of the said two permits, in which case the portion of such leases falling within each respective half-permit shall be assigned to the owners of that half-permit.

7.11    A-D-P is hereby given the right to arrange with the Department for a common renewal date for all or some of the Permits, as a matter of convenience of administration and programming of work requirements. With respect to each of those Permits for which such common renewal date is approved by the Department, the “anniversary date” shall thereafter for all purposes hereof be such common renewal date.

7.12    To the extent that A-D-P is required under this Article VII to keep the said Permits in permit form and therefore to make deposits with the Department as a guarantee for the performance of exploratory work, A-D-P agrees that it will in fact expend on exploratory work on the Permits an amount sufficient to cause to be refunded all such deposits made and to be made in the calendar year 1966. A-D-P agrees to commence on or before February 1, 1967 the exploratory work necessary to ensure refund of the said deposits made and to be made in the calendar year 1966.

ARTICLE VIII

After-Acquired Lands

8.1    If any Permit is surrendered to the Department by both C-M-O and

15

A-D-P (other than for the mere purpose of selecting oil and gas leases therefrom), the area of the surrendered Permit shall cease to be subject in any way hereto.

8.2    If any lease selected from a Permit is surrendered to the Department by both C-M-O and A-D-P (except for replacement or amendment) the area of that lease shall cease to be subject in any way hereto.

8.3    If any lease is acquired by A-D-P or C-M-O in such circumstances that the acquiror is expressly required hereunder to offer an interest therein to the other party and such other party declines such offer, the lease shall cease to be in any way subject hereto.

8.4    If, prior to March 31, 1973, any lands (hereinafter called “the acquired lands”) all or not less than twenty-five (25%) percent of which fall within the original area of a Permit or Permits and any part of which lie within one mile of the lands then subject to the C-M-O carried interest (excluding lands which become subject to the C-M-O carried interest by reason of this Clause 8.4) should be for sale, and provided the acquired lands are not lands which have ceased to be subject hereto by reason of Clauses 8.1, 8.2 or 8.3 hereof, the parties shall take the following action:

(a) If no well is then being drilled by A-D-P on lands subject to the C-M-O carried interest, and if A-D-P acquires any of the acquired lands, A-D-P shall advise C-M-O what parcels of the acquired lands A-D-P has acquired. C-M-O shall then have the right for a period of ten (10) days after receipt of such advice to elect to have all the acquired lands which have been

16

acquired by A-D-P included in the lands subject to the C-M-O carried interest.

(b) If A-D-P is then drilling a well on lands subject to the C-M-O carried interest, and if A-D-P advises that the well is being timed for a Crown sale (and such is the case) A-D-P shall have the right to withhold from C-M-O all information and derrick floor privileges with respect to the well until after the Crown sale, and the offer to C-M-O to have any acquisition by A-D-P at the Crown sale included in the lands subject to the C-M-O carried interest shall be made to C-M-O not later than ten (10) days after the Crown sale, accompanied by all the information which A-D-P had with respect to the said well at the time it submitted its bid for the posted lands. Subclause (a) shall then apply to such offer. If, however, A-D-P does not propose to bid at the Crown sale where a well is timed for the sale as aforesaid, A-D-P shall so advise C-M-O not later than forty-eight (48) hours before the Crown sale and give C-M-O all the information (including derrick floor privileges) available to A-D-P from the said well at that time. If C-M-O then bids at the Crown sale and acquires any of the posted lands, such acquisition shall cease to be subject in any way hereto.

(c) C-M-O agrees that, except as provided in Subclause (b), C-M-O will not bid independently on any posted lands in which it must be offered a carried interest under Subclause (b) of this Clause 8.4.

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8.5    If prior to March 31, 1973, and while it holds the C-M-O carried interest position in a Block, C-M-O should acquire from other than A-D-P any lands in that Block (or which lie at least twenty-five (25%) percent in that Block) and provided such lands have not then ceased to be subject hereto by reason of the provisions of Clauses 8.1 to and including 8.4 hereof, C-M-O shall promptly offer such lands to A-D-P at C-M-O’s cost thereof; and if A-D-P promptly pays for such lands, they shall become subject to the C-M-O carried interest hereunder in that Block. Such offer shall be accompanied by all the information which C-M-O has with respect to the acquisition and shall be open for acceptance by payment for ten (10) days (only) after the receipt thereof.

This Clause 8.5 shall not apply to leases selected for C-M-O’s own account from the Permits under Clause 7.6 hereof.

If C-M-O elects to have any acquired lands made subject to the C-M-O carried interest pursuant to Clause 8.4 hereof, or should any acquisition of lands be taken over by A-D-P from C-M-O pursuant to this Clause 8.5 the acquisition thus made subject to the C-M-O carried interest shall be added to the Block in which are situated or partly situated the lands which are the subject of such acquisition. Should such acquisition include lands in two Blocks, both of which are subject to the C-M-O carried interest, the acquisition (and the cost thereof) shall be divided between the respective Blocks in which they lie. If such division causes a parcel to be divided between two Blocks, the acquisition cost of that parcel shall be divided on an acreage basis.

Any such acquisition thus added to a Block shall thereupon become

18

subject to all the provisions hereof (including the right of conversion) relating to the C-M-O carried interest lands in that Block.

The operational costs for the Block to which is added any acquisition made subject to the C-M-O carried interest under Clause 8.4 or this Clause 8.5 hereof shall be increased by the bonus consideration and other costs to A-D-P of the acquisition thereof, and in the case of a bonus consideration there shall be added to the operational costs for the Block six (6%) percent per annum of the said bonus consideration until such time as either (i) the operational receipts for that Block have exceeded the operational costs (including such bonus consideration and interest) for that Block or (ii) the operational receipts from the acquired parcel have exceeded the said bonus consideration plus interest with respect to that parcel, whichever time is earlier.

8.6    No party hereto shall, by use of a parent company, subsidiary, affiliate or associate company or any company nominee or person employed by or controlled by such party, evade any of its obligations under this Article VIII.

8.7    Should C-M-O convert the C-M-O carried interest to a working interest, the provisions of this Clause 8.7 shall apply thereafter in lieu of the foregoing provisions of this Article VIII, (except Clauses 8.1, 8.2 and 8.3 hereof, which shall remain in full force and effect):

(a) If prior to March 31, 1973, any lands, all or not less than 25% of which lie within an area bounded by lines drawn (1) outside of a Permit area (2) parallel to the respective boundaries of that Permit area and (3) one mile from the

19

respective boundaries of that Permit, should be posted for Crown sale (as to the petroleum and/or natural gas rights thereunder), the parties hereto shall meet to attempt to arrive at a joint bid for such posted lands or for one or more parcels thereof. If the parties do not agree upon a joint bid, each of the parties shall disclose to the other parties the bid it proposes to make at such Crown sale for the respective parcels upon which it intends to bid. If a joint bid is agreed upon, it shall be submitted by the Manager-Operator for the account of the parties, each of whom shall be required to provide its pro rata share of the moneys required to be tendered with such bid. If a joint bid is not agreed upon and any party is successful in acquiring at such Crown sale a parcel or parcels at a price which varies more than 5% from the amount the acquiror revealed as its proposed bid for such parcel or parcels, the acquirer shall be required to offer a pro rata share of the acquisition at cost to the other parties hereto. The said offer shall remain open for a period of ten days only (or for 48 hours only if a well is then being drilled within one mile of the parcel or parcels subject to the offer).

(b) If any party hereto should acquire any interest in lands to which Subclause (a) of this Clause 8.7 would apply if such lands were the subject of a Crown sale, but such acquisition is made by way of other than Crown sale, the acquiror shall offer participation at cost in such acquisition to the other parties

20

hereto. Subclause (a) shall apply as to acceptance of such offer.

(c) For the purposes of this Clause 8.7, references to parties hereto shall refer to the individual parties to this agreement rather than to the A-D-P group and the C-M-O group as such; and a “pro rata share” shall mean pro rata to the following percentages:

Canada Southern	-	45.00%

Magellan	-	4.00%

Oil Investments	-	1.00%

Alminex	-	2.50%

Pan American	-	25.00%

Dome	-	15.00%

Provo	-	7.50%

(d) Any party hereto who (in default of its obligation so to do) does not comply with the foregoing provisions of this Clause as to bidding at the Crown sale shall in any event be obliged to offer to the other parties hereto an interest in every acquisition at such Crown sale in the same manner and extent as above provided for a party hereto who is required to offer an interest in its acquisition to the other parties hereto.

8.8    The provisions of this Article shall not apply to any lands within the south half of Permit 1137 and the south half of Permit 2301.

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ARTICLE IX

Gas Plants and Gathering Systems

9.1    If A-D-P during the period in which C-M-O holds the C-M-O carried interest in the Blocks or any of them as aforesaid, proposes to construct gas gathering systems and a gas processing plant for the purpose of putting natural gas from that Block or those Blocks in a marketable state or otherwise to process it for the removal of liquids and/or sulphur, A-D-P shall advise C-M-O of such proposal, giving C-M-O the cost estimates and proposed specifications of such gathering systems and plant. C-M-O shall have thirty (30) days after receipt of such information to advise A-D-P whether C-M-O elects to participate in the said gathering systems and plant as a fifty (50%) percent working interest owner. If C-M-O elects so to participate it shall be required to bear and pay in cash its fifty (50%) percent share of the cost of construction of the said gathering systems and plant.

9.2    If C-M-O does not elect so to participate, A-D-P may proceed to construct the gathering systems and the plant for A-D-P’s account and risk. Whether the said plant and gas gathering systems are constructed by C-M-O and A-D-P or solely by A-D-P, the cost of construction, operation and maintenance thereof, and the receipts and revenues therefrom, shall not be added to the operational costs or the operational receipts respectively for the purposes of the C-M-O carried interest, but the following provisions of this Article shall apply thereto:

(a) The said gathering systems and plant shall be owned and operated by the parties hereto who bear the cost thereof as provided in this Clause 9.2 and as a project separate and apart from

22

the ownership and operation of the lands subject hereto.

(b) The owners of the said gathering systems and plant shall have and are hereby exclusively granted the right to gather and process the gas produced from the lands subject hereto and to the Main Agreement which are (or are to be) served by the said gathering systems and plant, and to charge for such gathering and processing a fee or charge which will limit cumulative net revenue to the said owners of the said gathering systems and plant in accordance with the principles expounded in the Alberta Public Utilities Board’s Shell-Jumping Pound decision of December, 1961, assuming the following in applying such principles:

(a)	a rate of return of 8 1/2% on rate base;

(b)	a 50/50 debt - equity ratio;

(c)	a 6% interest rate on debt;

(d)	a 11% return on equity capital;

(e)	an income tax allowance to be computed as 50% of the taxable income consisting of the allowed return on equity and debt capital plus income tax allowance, less interest on debt capital;

(f)
depreciation on a unit of throughput basis (that is, the factor to be used in determining the amount of depreciation to be allowed in any year is arrived at by dividing the throughput of the gathering systems and plant by the remaining recoverable gas reserves at the beginning of the period under review);

(g)	and provisions for working capital equal to 25% of annual operating costs.

(c) The operational costs for a Block shall include the fee or charge which is made under Subclause (b) for gathering and processing gas produced from that Block while C-M-O holds the C-M-O carried interest therein.

(d) If any plant to which this Clause 9.2 applies is also used

23

in any calendar year to process gas from sources other than the lands subject hereto (and the right to process such other gas is expressly hereby given) then all costs (including depreciation) of processing gas at the plant in that year, and the rate base for that year, shall for the purposes of determining the charge or fee to be made under Subclause (c) of this Clause 9.2 be divided among such other gas and gas from the lands subject hereto in proportion to the respective volumes of gas processed from such other lands and from the lands subject hereto.

(e) If the said gathering systems or any part thereof are used to transport such other gas, an allocation of the costs of the gathering systems or parts thereof so used shall be made in the same manner mutatis mutandis in proportion to the respective volumes of gas transported in the calendar year.

ARTICLE X

Proposed Surrender of Carried Interest Lands

10.1    If A-D-P proposes to surrender to the Department any lands which are subject to the C-M-O carried interest, and if the lands proposed to be surrendered are then held in permit form, A-D-P shall give notice of such proposed surrender not less than 90 days before the next ensuing anniversary date of the permit (or respective permits, if more than one) which it is proposed to surrender. Unless within 60 days after receipt of such notice C-M-O requests in writing an assignment to C-M-O of the lands which A-D-P has proposed to surrender, C-M-O shall be deemed to have elected to join in such surr-

24

ender and shall in fact join therein.

If C-M-O requests such assignment, A-D-P shall assign to C-M-O the interest which A-D-P had proposed to surrender, and such interest shall cease to be subject hereto or to the Main Agreement.

10.2    If A-D-P proposes to surrender to the Department any lands which are subject to the C-M-O carried interest but which are not then in permit form, the provisions of Clause P of the Operating Procedure shall apply to such surrender, for which purpose A-D-P and C-M-O shall each act as one party. If the interest proposed to be surrendered is assigned to C-M-O pursuant to the said Clause P, that interest shall cease to be subject in any way hereto.

ARTICLE XI

Operations Generally

11.1    With respect to lands subject to the C-M-O carried interest C-M-O shall not be “Joint Operators” under the Operating Procedure, except as otherwise expressly provided herein. C-M-O shall be entitled to vote, however, for the appointment of a Manager Operator under the Operating Procedure as if the C-M-O carried interest were a working interest; provided that the Manager Operator while the C-M-O carried interest is in effect shall be a member of the A-D-P group unless A-D-P otherwise unanimously agrees or unless no member of the A-D-P group fills the position of Manager Operator for a period of thirty (30) consecutive days.

11.2    If C-M-O fails to exercise its vote to join in the appointment of a

25

Manager Operator as aforesaid, the Manager Operator shall be appointed by A-D-P, and each member of the A-D-P group shall have a percentage vote for this purpose pro rata to its working interest as if the working interests of the A-D-P group totaled 100%.

ARTICLE XII

Conversion of C-M-O Carried Interest

12.1    With respect to each Block, C-M-O shall have the right at any time during the term hereof to convert the C-M-O carried interest in that Block to a fifty (50%) percent undivided working interest therein by paying to A-D-P one-half of the amount by which the operational costs for that Block exceed the operational receipts for that Block; provided that if at the effective date of such conversion the operational receipts exceed the operational costs with respect to that Block, such conversion may be made without any payment to A-D-P.

12.2    Upon converting the C-M-O carried interest in a Block to a working interest as provided in Clause 12.1 and making the payment, if any, due thereunder, C-M-O shall, without further formality or assignment, have and hold an undivided one-half working interest in all wells, batteries, dehydrators, treaters, compressors, tanks, flow lines, and equipment and material of all kinds in that Block, the cost of which had been paid as operational costs or incurred prior to the date hereof (subject to Article IV of the said amending agreement of April 1, 1966).

26

12.3    Upon converting the C-M-O carried interest to a working interest in a Block, C-M-O shall then become and be subject to all the rights and liabilities of a Joint Operator under the Operating Procedure with respect to that Block.

12.4    C-M-O shall give A-D-P written notice of its intention to convert the C-M-O carried interest to a working interest in any Block or Blocks, and such conversion shall become effective on the first day of the calendar month which falls next after the notice, provided the payment, if any, due A-D-P under Clause 12.1 hereof is made. Such payment will be adjusted as of the effective date as soon as a statement to that date is prepared and submitted to C-M-O by A-D-P.

12.5    Where any lands cease to be subject to the C-M-O carried interest, that fact shall not affect the operational receipts and the operational costs theretofore credited or charged to the account of the C-M-O carried interest.

ARTICLE XIII

Conversion By Less Than All C-M-O

13.1    Each member of the C-M-O group shall have the right separately to convert that member’s share of the C-M-O carried interest to a working interest in a Block or Blocks. The working interest obtained upon such conversion by such member (hereinafter called “a converting member”) shall be that shown opposite the converting member’s name below, namely:

27

Canada Southern	-	45.00%

Magellan	-	4.00%

Oil Investments	-	1.00%

13.2    In making such separate conversion the converting member

(1) Shall for the purposes of Clause 12.1 hereof pay A-D-P a fraction of one-half the amount by which the operational costs exceed the operational receipts, which fraction shall be

(i)	in the case of Canada Southern	-	45/50ths

(ii)	in the case of Magellan	-	4/50ths

(iii)	in the case of Oil Investments	-	1/50th

(2) Shall for the purposes of Clause 12.2 hereof obtain a working interest in wells and other items listed in Clause 12.2 hereof equal to the same fraction as in Subclause 13.2(1) hereof of one-half the entire working interest therein.

13.3    After any such conversion is made by less than all the members of the C-M-O group, the percentage carried interest held by each non-converting member of the C-M-O group shall be that shown opposite its name where first listed in Clause 13.1 hereof. A converting member shall bear no share of the burden of the C-M-O carried interest held by the non-converting members of the C-M-O group.

13.4    The payment (if any) made under Clause 12.1 hereof by a converting member of the C-M-O group shall not be considered as operational receipts, nor shall any receipts accruing to or expenditures made by a

28

converting member be considered as operational receipts or operational costs for the purposes of this agreement.

13.5    Unless and until such time as Canada Southern is a converting member with respect to a Block, a converting member who proposes an operation under Clause N of the Operating Procedure shall not be entitled to proceed with the operation unless all members of the C-M-O group participate therein. If less than all the members of the A-D-P group participate in any such proposed operation, the participating members of the A-D-P group shall bear pro rata the same share of the cost of the operation as if all members of the A-D-P group had elected to participate in the operation and shall be entitled to the entire penalty accruing from the non-participating member or members of the A-D-P group, subject to the C-M-O carried interest still held by the non-converting members of the C-M-O group.

13.6    A converting member of the C-M-O group shall not thereby become a member of the A-D-P group.

13.7    For the purposes of Article VIII hereof with respect to after-acquired lands, a converting member of the C-M-O group (provided all members of the C-M-O group are not then converting members) shall, as between A-D-P and such converting member, be considered a member of the C-M-O group except that any interest acquired by A-D-P which is to be offered to C-M-O shall, with respect to the converting member only, be offered at cost as a working interest rather than as a carried interest.

29

13.8    For the purposes of Clause 8.5 hereof, if a converting member acquires any lands which if acquired by C-M-O would be offered to A-D-P under that clause, the converting member shall offer A-D-P such acquisition except for a percentage thereof equal to the converting member’s percentage working interest in the Permits. If A-D-P accepts the offer, A-D-P shall then, as provided in Clause 8.4 hereof, offer to include the acquisition by A-D-P in the lands subject to the C-M-O carried interest.

ARTICLE XIV

C-M-O Rights Re Sale of Production

14.1    Subject to Article IX of this Schedule “D”, while C-M-O holds the C-M-O net carried interest in a Block C-M-O shall have the right to dispose of 50% of the petroleum substances produced and saved from that Block (except the portion thereof required for use in operations on that Block), and to make such contracts for the sale of the said 50% of such petroleum substances as C-M-O may wish, provided such contracts shall be at arm’s length (or on terms no less favourable to C-M-O than if made at arm’s length) and provided such contracts are not at terms less favourable than those which A-D-P offers C-M-O in writing before such contracts are made for the same. The rights of C-M-O under this clause may be exercised separately with respect to oil and natural gas.

l4.2    The rights of C-M-O under Clause 14.1 may be exercised only

30

upon the condition that the proceeds of all such sales shall be assigned to A-D-P and made payable directly to A-D-P to be applied towards the operational receipts for the respective Block from which the petroleum substances so sold were produced, unless and until A-D-P agrees in writing to the contrary after the operational receipts exceed the operational costs for that Block.

ARTICLE XV

Notice

15.1    For the purposes of Clause X of the Operating Procedure (which shall apply hereto) and for the purposes of this Schedule D, the addresses of the parties hereto shall be as follows:

(a)	C-M-O and Alminex	-	as provided in Clause X of the Operating Procedure

(b)	Pan American	-	444 Seventh Avenue S. W., Calgary, Alberta

(c)	Dome and Provo	-	706 Seventh Avenue S. W., Calgary, Alberta

Provided that with respect to the C-M-O carried interest, C-M-O agrees that all notices and communications to be given to or by the members of the C-M-O group may be given to or by Canada Southern on behalf of the C-M-O group.

31

Columbia Gas Development of Canada Ltd.

1420 STANDARD LIFE BUILDING 639 - 5TH AVENUE S.W. CALGARY, ALBERTA, CANADA T2P OM9 (403) 261-8680

February 1, 1977

Canada Southern Petroleum Ltd.	Dome Petroleum Limited
505 - 8th Avenue S.W.	P. O. Box 200
Calgary, Alberta	Calgary, Alberta
T2P 1G2	T2P 2H8

Attention: Mr. M. A. Reasoner	Attention: Mr. D. Alan Espy

Amoco Canada Petroleum Company Ltd.	Alminex Limited
444 - 7th Avenue S.W.	#300, 407 - 8th Avenue S.W.
Calgary, Alberta	Calgary, Alberta
T2P 0Y2	T2P 1E5

Attention: Mr. Jack Lee	Attention: Mr. Jim McDonald

Gentlemen:

Re: North Beaver River Prospect

The following is a summary of the basic terms and conditions under which Columbia Gas Development of Canada Ltd. (Columbia) will acquire an Interest in the Block A lands (as hereinafter defined) from Canada Southern Petroleum Ltd. (Canada Southern), Dome Petroleum Limited (Cone), Amoco Canada Petroleum Company Ltd. (Amoco), and Alminex Limited (Alminex), collectively referred to as the Farmors.

I.	DEFINITIONS

In this agreement:

a)	Block A lands shall mean the Block I lands and the Block II lands.

b)	Block I lands shall mean the lands so described in Schedule A attached hereto.

c)	Block II lands shall mean the lands so described in Schedule A attached hereto.

Columbia Gas Development of Canada Ltd.

d)	Leases shall mean the documents of title under which the Block A lands are held which Leases are more particularly described in Schedule A attached hereto.

e)
HS-CMO Agreement shall mean that agreement dated May 28, 1959 and entered into by Canada Southern Petroleum Ltd, Magellan Petroleum Corporation, Oil Investments, Inc., Home Oil Company Limited, Kern County Land Company, Alminex Limited and Signal Oil and Gas Company.

f)
ADP-CMO Agreement shall mean that agreement dated April 1, 1966 and entered into by Canada Southern Petroleum Ltd., Magellan Petroleum Corporation, Oil Investments, Inc., Alminex Limited, Pan American Petroleum Corporation, Done Petroleum Limited, and Provo Gas Producers Limited.

g)	Existing Agreements shall mean the HS-CMO and the ADP-CMO Agreements.

h)	Carried Interest Provisions shall mean those provisions contained within Schedule D attached to and forming part of the HS-CMO Agreement as added by the ADP-CMO Agreement.

i)
Carried Interest Account shall mean the amount by which the operational costs relating to the Block A lands exceed the operational receipts relating to the Block A lands as those costs and receipts are defined in the Carried Interest Provisions.

j)	“spacing unit” shall have the meaning given to it, in the HS-CMO Agreement.

II.	BLOCK A LANDS

It is Columbia’s understanding and the Farmors represent that:

a)	The Block A lands are held by the parties hereto in the percentages of working interest (WI) and carried interest (CI) as shown in Schedule A attached hereto.

b)	The Block A lends are in good standing and are unencumbered with the exception of:

(1)	applicable lessor’s royalties.

(2)	a 1.5625% Gross Overriding Royalty payable to the Catawba Corporation.

(3)	a 2.5% Gross Overriding Royalty payable to Neil Tracy by virtue of an agreement dated May 28, 1957 between Canada Southern Petroleum Ltd. and Neil Tracy.

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(c)	The Carried Interest Account presently stands at approximately $360,000.00.

(d)	Operations on the Block A lands are governed by the Existing Agreements.

III.	RENTALS

Columbia will reimburse the Farmors on a per diem basis for all rentals attributable to the Block I lands from the date hereof until Columbia has earned its interest in the Block I lands as herein provided. Columbia will also reimburse the Farmors for its proportionate share of the rentals attributable to the Block II lands on a per diem basis from and after the date hereof. After Columbia has earned its interest hereunder rentals shall be shared by the parties it accordance with the Existing Agreements.

IV.	TEST WELL

Columbia undertakes, during the 1976-77 winter drilling season to make its best efforts to commence a well (Test Well) at a location of its choice, but in proximity to the North Beaver River YT I-27 well, and will thereafter, at its sole cost, risk and expense, drill the same to a depth sufficient to test the Nahanni Formation or to a depth of 10,000 feet sub-sea, whichever occurs first (hereinafter called Contract Depth), and upon reaching Contract Depth will test and complete or abandon the same In accordance with generally accepted oilfield practice and applicable government regulations. If due to circumstances beyond its control Columbia is unable to commence the Test Well during the 1976-77 winter drilling season, Columbia undertakes to drill the Test Well in the 1977-78 winter drilling season.

V.	SUBSTITUTIONAL WELL

If in the drilling and/or completing of the Test Well Columbia encounters severe operating difficulties of a mechanical nature or impenetrable formations which render further drilling or completion impractical or impossible Columbia shall give notice thereof to the Farmors and may then abandon the well . Upon abandonment Columbia shall have the right, but not the obligation, to commence within 60 days the drilling of a like well in close proximity to the Test Well and in this event the substitute well shall be deemed to be the Test Well,

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VI.	ABANDONMENT

If Columbia wishes at any time to abandon the Test Well Columbia shall give notice thereof to the Farmors. The Farmors shall have the right, jointly or severally, within 48 hours of receipt of the notice to elect to take over and attempt to complete the Test Well. If the Farmor(s) successfully completes the well for the production of petroleum substances, Columbia shall assign to the Famors(s) all of its right, title and interest in the Test Well and the spacing unit on which the same is located. Concurrently, the Farmor(s) shall reimburse Columbia for the estimated salvage value of the salvagable material and equipment assigned to the Farmor(s) and Columbia shall not be responsible for any subsequent abandonment or completion costs.

VII.	DATA

In the drilling of the Test Well Columbia shall furnish to the Farmors on a current basis all pertinent data relating to the, drilling and/or completion of the Test Well. All information acquired by the parties hereto relating to the Test Well shall be hold confidential by the parties and shall not be divulged to any third party unless agreed to in writing by each of the Farmors and Columbia.

VIII.	COMPLETION

In the event the Test Well is capable of producing natural gas in paying quantities, Columbia undertakes at its sole cost, risk and expense, to provide and install the necessary facilities to place the Test Well on production.

IX	INTERFST EARNRO FROM DOME, AMOCO AND ATMINER

Upon drilling the Test Well to Contract Depth and completing or abandoning same as herein provided, Columbia will have earned and Dome, Amoco and Alminex will assign to Calumbia, an undivided one-half of each of such parties beneficial interest (working interest) in and to the Block I lands.

X	INTEREST EARNED FROM CANADA SOUTHERN

Upon drilling the Test Well to Contract Depth and completing or abandoning the same as herein provided, Canada Southern will reduce its 60% carried interest in and to the Block A lands (excepting there from Sections 27 and 50 contained within Lease No. 411-68) to a 33.33% carried interest and convert the remaining 16.66% carried interest to a 16.66% working interest which will thereupon

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be assigned to Columbia. In addition, Canada Southern will assign to Columbia an undivided 16.66% working Interest in and to Sections 27 and 50 contained within Lease No. 411-68.

XI.	CARRIED INTEREST

Upon Columbia earning its interest as herein provided, Sections 27 and 50 contained within Lease No. 411-60 shall thereupon also be subject to the Carried Interest Provisions so that Canada Southern’s resultant interest in all of the Block A lands will be in the nature of a 33.33% carried interest and be subject to the Carried Interest Provisions.

For greater certainty, each of the working interest owners, including Columbia, will thereafter bear its proportionate share of the obligation to advance the operational costs on Canada Southern’s behalf so that the obligations and beneficial interest of each party would be as follows:

(a)	Section 27 contained within Lease No. 411-66:

Company	Obligation	Beneficial Interest

Dome	34.69%	23.13% working interest
Columbia	65.31%	43.54% working interest
Canada Southern	0.00%	33.33% carried interest

(b)	Balance of the Block I lands:

Company	Obligation	Beneficial Interest

Dome	15.61%	10.41% working interest
Columbia	63.77%	42,61% working interest
Amoco	18.75%	12.50% working interest
Alminex	1.87%	1.25% working interest
Canada Southern	0.00%	33.33% carried interest

(c)	Block II Tands:

Company	Obligation	Beneficial Interest

Dome	33.75%	22.50% working interest
Columbia	25.00%	16.67% working interest
Amoco	37.50%	25.00% working interest
Alminex	3.75%	2.50% working interest
Canada Southern	0.00%	33.33% carried interest

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XII.	ALLOCATION OF REVENUE.

Notwithstanding anything herein contained to the contrary, the parties agree that all revenue generated from the Block I lands (after deducting all royalties and operating costs) shall accrue concurrently and proportionately to,

(1)	Columbia until Columbia has recovered the total cost incurred by Columbia related to the drilling, completing and placing on production of the Test Well and,

(2)
the Farmors (excluding Canada Southern) until such time as they have recovered an amount equal to that portion of the Carried Interest Account which is attributable to the Block I lands. Columbia shall be entitled to conduct an audit of those amounts which have been included in the Carried Interest Account.

For greater certainty it is intended that the Carried Interest Account (as the Sane relates to the Block I lands) shall be recovered by the parties advancing the same concurrently and proportionately with Columbia recovering Its costs as herein stated. Thereafter, all revenue generated from the. Block I lands (after deducting all royalties and operating costs), shall accrue to Columbia in an amount equal to Columbia’s beneficial interest in the spacing unit from which the revenue is obtained and the balance shall accrue to the Farmors (excepting Canada Southern) until such time as the Farmors have recovered the balance of the Carried Interest Account. Thereafter, revenue shall be shared by the parties in accordance with their working or carried interest, whichever the case may be, in the spacing unit from which such revenue is obtained.

XIII.	OPERATIONS

After Columbia has earned its interest hereunder, operations on the Block I lands shall be conducted in accordance with the Existing Agreements as hereby amended, and Columbia shall act as Operator. It is proposed that the overhead rates in the existing accounting procedure be revised to more accurately reflect current rates. Notwithstanding the above, the parties undertake to enter into a more formal agreement which would incorporate the terms hereof and incorporate also those provisions of the Existing Agreements which remain in effect.

With respect to the Block II land the Existing Agreements as hereby amended shall continue in full .force and effect.

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XIV.	PRIOR AGREEMENTS TERMINATED

That Agreement entered into by Canada Southern Petroleum Ltd., Dome Petroleum Limited and Provo Gas Producers Ltd. dated January 10, 1963 is hereby terminated. Furthermore, that Letter Agreement dated June 24, 1959 entered into by Canada Southern, Home Oil Company Limited and Signal Oil and Gas Company is hereby also terminated.

XV.	ALLOCATION OF CREDITS

Any grouping or work credits generated by the drilling of the Test Well shall be shared equally between Columbia and the Farmors.

XVI.	INDEMNITY

Columbia undertakes to indemnify and hold harmless the Farmors from and against any or all claims, demands, suits or actions arising out of Columbia’s operations hereunder.

XVII.	INSURANCE

Columbia will comply with the requirements contained in Clause I of the HS-CMO Agreement relating to insurance and workman’s compensation. The limits of insurance required therein will be increased to reflect current costs.

XVIII.	ALLOCATION OF COSTS

The parties agree that all items of cost under, this agreement (including without limitation intangible drilling and development expenses, depletion, lease rentals, dry hole costs and depreciation) shall be allocated to the party which contributed the funds therefore.

If the above sets out your understanding of the terms of our agreement please so indicate by signing and returning the attached copy hereof to the writer at your earliest convenience.

When accepted by all parties this letter will form a binding agreement and continue in effect until replaced by more formal documentation.

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It is our understanding that in executing this Letter Agreement Canada Southern is acting on its own behalf and is authorized also to act on behalf of its partners, Magellan Petroleum Corporation and Oil Investments, Inc.

Yours very truly,

COLUMBIA GAS DEVELOPMENT OF CANADA LTD.

R. W. Prather

CANADA SOUTHERN PETROLEUM LTD.	DOME PETROLEUM LIMITED
Per:	Per:

AMDCO CANADA PETROLEUM COMPANY LIMITED	ALMINEX LIMITED
Per:	Per:

GI/der
Enc.

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It is our understanding that in executing this Letter Agreement Canada Southern is acting on its own behalf and is authorized also to act on behalf of its partners, Magellan Petroleum Corporation and Oil Investments, Inc.

Yours very truly,

COLUMBIA GAS DEVELOPMENT OF CANADA LTD.

R. W. Prather

CANADA SOUTHERN PETROLEUM LTD.	DOME PETROLEUM LIMITED
Per:	Per:

AMDCO CANADA PETROLEUM COMPANY LIMITED	ALMINEX LIMITED
Per:	Per:

SI/der
Enc.

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If is our understanding that in executing this Letter Agreement Canada Southern is acting on its own behalf and is authorized also to act on behalf of its partners, Magellan Petroleum Corporation and Oil Investments, Inc.

Yours very truly,

COLUMBIA GAS DEVELOPMENT OF CANADA LTD.

R. W. Prather

CANADA SOUTHERN PETROLEUM LTD.	DOME PETROLEUM LIMITED
Per:	Per:

AMDCO CANADA PETROLEUM COMPANY LIMITED	ALMINEX LIMITED
Per:	Per:
GI/der
Enc.

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It is our understanding that in executing this Letter Agreement Canada Southern is acting on its own behalf and is authorized also to act on behalf of its partners, Magellan Petroleum Corporation and Oil Investments, Inc.

Yours very truly,

COLUMBIA GAS DEVELOPMENT OF CANADA LTD.

R. W. Prather

CANADA SOUTHERN PETROLEUM LTD.	DOME PETROLEUM LIMITED
Per:	Per:

AMDCO CANADA PETROLEUM COMPANY LIMITED	ALMINEX LIMITED
Per:	Per:

GI/der
Enc.

8

Columbia Gas Development of Canada Ltd.

SCHEDULE A attached to and forming part of Letter Agreement Dated January 27, 1977 Between Canada Southern Petroleum Ltd., Dome Petroleum Limited, Amoco Canada Petroleum Company Ltd. and Alminex Limited and Columbia Gas Development of Canada Ltd.

In the attached Letter Agreement “Block A lands” shall mean Block I lands and Block II lands as hereinafter described, and “leases” shall mean the leases hereinafter stated.

BLOCK I LANDS

Lease	Date	Description	Ownership

DIAND Oil & Gas Lease #442-R-68	Jan. 7/69	60° 10’ N – 124° 00’ W: Sec’s 6-10 & 16-20	Dome Columbia Amoco Alminex Can Southern	20.81% WI 1.69% WI 25.00% WI 2.50% WI 50.00% CI

DIAND Oil & Gas Lease #411-68	Jan. 7/69	60° 10’ N – 124° 00’ W: Sec’s 26-30, 36-40 and 46-50.	Section 50 Dome Columbia Amoco Alminex Can Southern	20.81% WI 1.69% WI 25.00% WI 2.50% WI 50.00% CI

			Section 27 Dome Columbia Can Southern	46.25% WI 3.75% WI 50.00% WI
Sections 26, 28-30, 35-40 and 46-49
			Dome Columbia Amoco Alminex Can Southern	20.81% WI 1.69% WI 25.00% WI 2.50% WI 50.00% CI

DIAND Oil & Gas Lease #443-R-68	Jan. 7/69	60° 10’ N – 124° 00’ W: Sec’s 56-60	Dome Columbia Amoco Alminex Can Southern	20.81% WI 1.69% WI 25.00% WI 2.50% WI 50.00% CI

DIAND Oil & Gas Lease #412-68	Jan. 7/69	60° 10’ N – 124° 00’ W: Sec’s 66-70	Dome Columbia Amoco Alminex Can Southern	20.81% WI 1.69% WI 25.00% WI 2.50% WI 50.00% CI

DIAND Oil & Gas Lease #444-R-68	Jan. 7/69	60° 10’ N – 124° 00’ W: Sec’s 76-80	Dome Columbia Amoco Alminex Can Southern	20.81% WI 1.69% WI 25.00% WI 2.50% WI 50.00% CI

Columbia Gas Development of Canada Ltd.

BLOCK II LANDS

Lease	Date	Description	Ownership

DIAND Oil & Gas Lease #210-67	Apr. 18/68	60° 20’ N – 123° 30’ W: Sec’s 5-10, 15-20, 25-30.	Dome Amoco Alminex Can Southern	22.50% WI 25.00% WI 2.50% WI 50.00% CI

DIAND Oil & Gas Lease #414-68	Jan. 7/69	60° 30’ N – 123° 15’ W: Sec’s 6-10, 16-20, 16-30.	Dome Amoco Alminex Can Southern	22.50% WI 25.00% WI 2.50% WI 50.00% CI

DIAND Oil & Gas Lease #413-68	Jan. 7/69	60° 30’ N – 123° 15’ W: Sec’s 13, 14, 23 & 24.	Dome Amoco Alminex Can Southern	22.50% WI 25.00% WI 2.50% WI 50.00% CI

DIAND Oil & Gas Lease #208-67	Apr. 18/68	60° 30’ N – 123° 15’ W: Sec’s 41-45, 51-55, 61-65.	Dome Amoco Alminex Can Southern	22.50% WI 25.00% WI 2.50% WI 50.00% CI

Lease pattern in Former Permit #1007 - Attached for clarification but is not part of letter Agreement dated February 1, 1977 between Columbia & others.